UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

(RULE 14a-101)

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities

Exchange Act of 1934

Filed by the Registrant	☒
Filed by a Party other than the Registrant	☐

Check the appropriate box:

☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only
(as permitted by Rule 14c-6(e)(2))
☒	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material Pursuant to § 240.14a-12

ACCO BRANDS CORPORATION

(Name of Registrant as Specified in its Charter)

(Name of Person(s) Filing Proxy Statement if other than the Registrant)

Payment of Filing Fee (Check the appropriate box)

☒	No fee required.
☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

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☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

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ACCO Brands Corporation

300 Tower Parkway

Lincolnshire, Illinois 60069

April 7, 2006

Dear Stockholder:

The ACCO Brands Corporation 2006 Annual Meeting of Stockholders will be held at 8:30 a.m. (Central Daylight Time) on Thursday, May 25, 2006 at the Hyatt Deerfield, 1750 Lake Cook Road, Deerfield, Illinois. The sole purpose of the meeting is to consider the business described in the following Notice of Annual Meeting and Proxy Statement.

It is important to ensure that your shares be represented at the meeting, whether or not you personally plan to attend. You can submit your proxy by using a toll-free telephone number or the Internet. Instructions for using these services are provided on the enclosed proxy form. If you decide to vote your shares using the enclosed proxy form, we urge you to complete, sign, date and return it promptly, using the enclosed postage paid return envelope.

Sincerely,

David D. Campbell

Chairman of the Board, President

and Chief Executive Officer

Parking Facility and Driving Directions

Hotel Address
Hyatt Deerfield 1750 Lake Cook Road, Deerfield, Illinois Tel: (847) 945 3400 Fax: (847) 945 3563 www.deerfield.hyatt.com
Parking
Self-parking is available at no charge in the outside, uncovered lot (no valet parking)

Directions from Downtown Chicago to Hotel:

Take 94 West to Route 41. Exit Lake Cook Road from Route 41 (one ramp, lighted intersection exit). Turn left on to Lake Cook Road heading West. The hotel is located approximately 4 miles down on the Northeast corner of the Lake Cook Road/I-294 intersection. This route has no tolls.

Directions to Hotel from I-94 Southbound:

Take I-94 heading South to the Lake Cook Road exit (one ramp, lighted intersection exit). Turn left on to Lake Cook Road heading East. Turn left on to Wilmot Road (second traffic light after you exit tollway). First driveway on the left side of street will be the entrance to the Hyatt Deerfield. This route has several tolls.

Directions to Hotel from I-294 Northbound:

Take I-294 heading North to the Lake Cook Road exit (one ramp, lighted intersection, exact change toll plaza of $0.40). Turn right on to Lake Cook Road. At Wilmot Road (first lighted intersection after exit) turn left. The first driveway on the left side of street will be the entrance to the Hyatt Deerfield. This route has several tolls.

ACCO Brands Corporation

300 Tower Parkway

Lincolnshire, Illinois 60069

NOTICE OF ANNUAL MEETING

AND PROXY STATEMENT

April 7, 2006

The Annual Meeting of Stockholders of ACCO Brands Corporation will be held at the Hyatt Deerfield, 1750 Lake Cook Road, Deerfield, Illinois, at 8:30 a.m. (Central Daylight Time) on Thursday, May 25, 2006, to consider and vote upon:

Item 1:	The election of three directors for a term expiring at the 2009 Annual Meeting or until their successors have been elected and qualified;

Item 2:	A proposal to approve the Amended and Restated ACCO Brands Corporation 2005 Incentive Plan; and

Item 3:	The ratification of the appointment of PricewaterhouseCoopers LLP as our independent registered public accounting firm for 2006;

and to transact such other business as may properly come before the meeting.

If you hold common stock at the close of business on March 30, 2006, you will be entitled to vote at the Annual Meeting. Please submit a proxy as soon as possible so that your shares can be voted at the meeting in accordance with your instructions. You may submit your proxy (1) by telephone, (2) through the Internet, or (3) by mail. For specific instructions, please refer to the enclosed proxy form. If you attend the Annual Meeting, you may revoke your proxy and vote in person.

We also are soliciting voting instructions from participants in the ACCO Brands Corporation 401(k) plans, the General Binding Corporation 401(k) plans, the Lane Industries, Inc. 401(k) plan and certain Fortune Brands, Inc. savings plans who have invested in the ACCO Brands Stock Fund of their respective plan or hold our common stock in a plan retirement account. We ask each plan participant to sign, date and return the enclosed proxy card, or provide voting instructions by telephone or through the Internet. All voting instruction cards received will be forwarded to the relevant plan trustees.

By order of the Board of Directors

Steven Rubin

Senior Vice President, General Counsel

and Secretary

This Proxy Statement and accompanying proxy are being distributed on or about April 10, 2006.

VOTING AND PROXIES

Why did I receive this proxy statement?

Our board of directors is soliciting proxies for use at our 2006 Annual Meeting of Stockholders to be held on May 25, 2006, beginning at 8:30 a.m., Central Time, at the Hyatt Deerfield hotel, 1750 Lake Cook Road, Deerfield, Illinois. This will be our first annual meeting of stockholders since ACCO Brands was created through the spin-off of ACCO World Corporation from Fortune Brands, Inc. and the merger of a subsidiary of ACCO World with General Binding Corporation (“GBC”) in August 2005 (the “Merger”). In order to solicit your proxy, we must furnish you with this proxy statement, which contains information that we are required to provide you by law. This proxy statement was first sent to stockholders on approximately April 10, 2006.

What is the purpose of the annual meeting?

The purpose of the Annual Meeting is for stockholders to act upon the matters outlined on the prior page and described in this Proxy Statement, including: (1) the election of three directors, (2) the approval of the Amended and Restated ACCO Brands Corporation 2005 Incentive Plan and (3) the ratification of the appointment of our independent auditors. In addition, management will respond to questions from stockholders.

Who is entitled to vote?

Only stockholders who own ACCO Brands’ common stock of record at the close of business on March 30, 2006 are entitled to vote. Each holder of common stock is entitled to one vote per share. There were 53,102,203 shares of common stock outstanding on March 30, 2006.

What is the difference between being a record holder and holding shares in street name?

A record holder holds shares in his or her own name. Shares held in “street name” means shares that are held in the name of a bank or broker on a person’s behalf.

How do I vote?

Record holders can vote by filling out the accompanying proxy card and returning it in the postage paid return envelope. You can also vote by telephone or the Internet by following the instructions printed on the proxy card.

If you hold shares in street name, you must vote by giving instructions to your broker or nominee. You should follow the voting instructions on the form that you receive from them. The availability of telephone and Internet voting will depend on the bank’s or broker’s voting process. Your broker or nominee might not be permitted to exercise voting discretion as to some of the matters to be acted upon. If you do not give your broker or nominee specific instructions, your shares might not be voted on those matters and might not be counted in determining the number of shares necessary for approval. Therefore, please give voting instructions to your broker on all three voting items.

How will my proxy be voted?

Your proxy, when properly signed and returned to us, or processed by telephone or via the Internet, and not revoked, will be voted in accordance with your instructions relating to the election of directors and Items 2 and 3. We are not aware of any other matter that may be properly presented other than the election of directors and Items 2 and 3. If any other matter is properly presented, the persons named in the enclosed form of proxy will have discretion to vote in their best judgment.

What if I don’t mark the boxes on my proxy?

Unless you give other instructions on your form of proxy or when you cast your proxy by telephone or the Internet, the persons named as proxies will vote in accordance with the recommendations of the Board of Directors. The Board’s recommendation is set forth together with the description of each Item in this Proxy Statement. In summary, the Board recommends a vote FOR:

•	the election of directors;

•	the approval of the Amended and Restated ACCO Brands Corporation 2005 Incentive Plan; and

•	the ratification of the appointment of PricewaterhouseCoopers LLP as our independent registered public accounting firm for 2006.

Can I go to the annual meeting if I vote by proxy?

Yes. Attending the meeting does not revoke your proxy. However, you may revoke your proxy at any time before it is actually voted by giving written notice to the secretary of the meeting or by delivering a later-dated proxy.

How can I revoke my proxy?

You may revoke your proxy at any time before it is actually voted by giving written notice to the secretary of the meeting or by delivering a later-dated proxy.

Will my vote be public?

No. As a matter of policy, stockholder proxies, ballots and tabulations that identify individual stockholders are kept secret and are only available to the independent Inspectors of Election and certain employees who must acknowledge their responsibility to keep your votes secret.

What constitutes a quorum?

The presence at the meeting, in person or by proxy, of the holders of a majority of the issued and outstanding shares of common stock entitled to vote will constitute a quorum. Proxies received but marked as abstentions and broker non-votes will be included in the calculation of the number of shares considered to be present at the meeting.

How many votes are needed to approve an item?

Directors shall be elected by a plurality of the votes cast for the election of directors at the meeting. A proxy marked to withhold authority for the election of one or more directors will not be voted with respect to the director or directors indicated.

The affirmative vote of a majority in voting power of the shares of common stock represented in person or by proxy at the meeting is necessary for approval of Items 2 and 3. Proxies marked as abstentions on these matters will not be voted and will have the effect of a negative vote. We have retained Georgeson Shareholder to assist with the solicitation of proxies for a fee not to exceed $12,500, plus reimbursement for out-of-pocket expenses.

What if I am a participant in ACCO Brands, GBC, Lane Industries or Fortune Brands retirement plans?

We are also mailing this Proxy Statement and seeking voting instructions from participants in the ACCO Brands 401(k) plans, the GBC 401(k) plans, the Lane Industries 401(k) plan and certain Fortune Brands savings plans who invest in the ACCO Brands Stock Fund or hold shares of our common stock under such plans. The trustees of the plans, as record holders of ACCO Brands common stock held in the plans, will vote whole shares attributable to you or your interest in the ACCO Brands Stock Fund in accordance with your directions given on your proxy card, by telephone or the Internet. If you hold shares of our common stock or invest in the ACCO Brands Stock Fund under the plans and you sign and return the enclosed proxy card, we will forward it to the relevant plan trustees. The proxy card will serve as instructions to the plan trustees to vote the whole shares attributable to your interest in the manner you indicate on the card.

Item 1

ELECTION OF DIRECTORS

The Board of Directors currently consists of nine members and is divided into three classes, having three-year terms that expire in successive years. The term of office of directors in Class I expires at the 2006 Annual Meeting. The Board of Directors proposes that the three nominees described below, each of whom are currently serving as Class I directors, be re-elected as Class I directors for a new term of three years and until their successors are duly elected and qualified. Proxies cannot be voted for more than the number of nominees proposed for re-election.

Nominees. The names of the Class I director nominees, along with their present positions, their principal occupations during the past five years, directorships held with other corporations, their ages and the year first elected as a director, are set forth below. Each of the nominees has consented to serve a three-year term. If any of them should become unavailable to serve as a director (which is not now expected), the Board may designate a substitute nominee. In that case, the persons named as proxies will vote for the substitute nominee designated by the Board.

Name	Present positions and offices with ACCO Brands, principal occupations during the past five years and other directorships	Age	Director of ACCO Brands since
NOMINEES FOR DIRECTORS — CLASS I DIRECTORS — TERM EXPIRING 2006
David D. Campbell	Chairman, President and Chief Executive Officer of ACCO Brands since August 2005; President and Chief Executive Officer of ACCO World Corporation from January 2000 until August 2005; previously employed by Fortune Brands, Inc. beginning in 1989 and served as President, ACCO Canada and Senior Vice-President, ACCO U.S.	56	July 2004

Pierre E. Leroy	Retired since February 2005; President, Worldwide Construction & Forestry Division and Worldwide Parts Division of Deere & Company (farming and lawn care product manufacturer) from December 2003 until February 2005; President, Worldwide Construction & Forestry Division and John Deere Power Systems from 2000 to December 2003. Currently serves as a director of Fortune Brands, Inc., Nuveen Investments, Inc. and Capital One Financial Corp.	57	August 2005

G. Thomas Hargrove	Private investor; served as the non-executive Chairman of AGA Creative, a catalog creative agency, from 1999 until 2001, and as a director of General Binding Corporation from 2001 until August 2005.	66	August 2005

Continuing Directors. The names of the continuing Class II and Class III directors, along with their present positions, their principal occupations during the past five years, directorships held with other corporations, their ages and the year first elected as a director, are set forth below.

CLASS II DIRECTORS — TERM EXPIRING 2007
Gordon R. Lohman	Retired since 1999; Chairman and Chief Executive Officer of Amsted Industries Incorporated (railroad, construction and building market products) prior thereto. Currently serves as a director of Ameren Corporation and Fortune Brands, Inc.	71	August 2005

Dr. Patricia O. Ewers	Retired since July 2000; President of Pace University prior thereto. Currently serves as a director of Fortune Brands, Inc.	70	August 2005

George V. Bayly	Private investor; served as interim Chief Executive Officer of U.S. Can Corporation from April 2004 to January 2005; Chairman, President and CEO of Ivex Packaging Corporation, a specialty packaging company engaged in the manufacturing and marketing of a broad range of plastic and paper packaging products, until June 2002. Formerly a director of General Binding Corporation from 1998 until August 2005. Currently a director of Packaging Dynamics Corporation, Huhtamaki Oyj and TreeHouse Foods, Inc.	63	August 2005

	CLASS III DIRECTORS — TERM EXPIRING 2008

Norman H. Wesley	Chairman of the Board and Chief Executive Officer of Fortune Brands, Inc. since December 1999; President and Chief Operating Officer of Fortune Brands, Inc. prior thereto. Currently serves as a director of R.R. Donnelley & Sons Company, Pactiv Corporation and Fortune Brands, Inc.	56	August 2005

Robert J. Keller	President and Chief Executive Officer of APAC Customer Services, Inc. since March 2004; served in various capacities at Office Depot, Inc. from February 1998 through September 2003, most recently as President, Business Services Group. Currently serves as a director of APAC Customer Services, Inc.	52	August 2005

Forrest M. Schneider	President and Chief Executive Officer of Lane Industries, Inc. since June 2000 and Senior Vice President and Chief Financial Officer for Lane Industries, Inc. prior thereto; served as a director of General Binding Corporation from 2000 until August 2005. Currently serves as a director of Harris Preferred Capital Corporation, a real estate investment company and indirect subsidiary of the Harris Trust and Savings Bank.	58	August 2005

During the last fiscal year, there were two meetings of the Board of Directors since the date of the Merger. Each director attended at least 75% of the total meetings of the Board of Directors and committees of the Board of Directors of which the director was a member other than Mr. Bayly, who was not able to attend one of the meetings due to a prior commitment. In addition to participation at Board and committee meetings, our directors discharge their responsibilities throughout the year through personal meetings and other communications, including considerable telephone contact, with the Chairman and others regarding matters of interest and concern to ACCO Brands.

The Board of Directors recommends that you vote FOR the election of each nominee.

For information on the beneficial ownership of securities of ACCO Brands by directors and executive officers, see “Certain Information Regarding Security Holdings.”

Director Independence

The Board of Directors has adopted Corporate Governance Principles to address significant issues of corporate governance, such as Board composition and responsibilities, director compensation and executive succession planning. The Corporate Governance Principles provide that a majority of the members of the Board of Directors, and each member of the Audit, Compensation and Corporate Governance and Nominating Committees, must meet certain criteria for independence. Based on the New York Stock Exchange independence requirements, the Corporate Governance Principles (which are available on our website, www.accobrands.com) set forth certain guidelines to assist in determining director independence. Section A.3 of the Corporate Governance Principles states:

A director shall be considered independent only if the Board of Directors affirmatively determines that the director has no material relationship with ACCO Brands, either directly or as a partner, stockholder, director or officer of an organization that has a material relationship with ACCO Brands.

Under no circumstances shall any of the following persons be considered an independent director for purposes of this guideline:

(a) any current employee of ACCO Brands, its subsidiaries, or ACCO Brands’ independent auditors;

(b) any former employee of ACCO Brands or its subsidiaries until three years after the employment has ended;

(c) any person who (1) is a current partner or employee of the firm that is ACCO Brands’ internal or external auditor; (2) has been within the last three years or has an immediate family member that has been within the last three years a partner or employee of such firm and worked on ACCO Brands’ audit during that time; or (3) has an immediate family member who is currently or within the last three years has been an employee of such firm and participates in the audit, assurance or tax compliance (but not tax planning) practice;

(d) any person who is employed as an executive officer by another company on whose compensation committee one of ACCO Brands’ executive officers serves or has served during the prior three years;

(e) any person who receives, or who in any twelve month period within the last three years has received, more than $100,000 per year in direct compensation from ACCO Brands, other than director and committee fees and pension or other forms of deferred compensation for prior service (provided such compensation is not contingent in any way on future service);

(f) any person who is an executive officer or an employee of a company that makes payments to, or receives payments from, ACCO Brands for property or services in an amount that exceeds, in any of the last three fiscal years, the greater of $1 million or 2% of the other company’s consolidated gross revenues; and

(g) any person who has an immediate family member (as defined by the New York Stock Exchange Listed Company Manual) who falls into one of the previous six categories.

The non-employee members of the Board of Directors, other than Messrs. Schneider and Wesley, have been determined by the Board to be independent as defined in the New York Stock Exchange Listing Company Manual and the ACCO Brands’ Corporate Governance Principles. The members of the Audit Committee, Corporate Governance and Nominating Committee and Compensation Committee are all independent directors. Mr. Pierre E. Leroy has been elected as Presiding Independent Director to preside at all executive sessions of the non-employee directors of the Board. Executive sessions of non-employee directors are held at every regularly scheduled meeting of the Board of Directors.

Audit Committee Independence and Financial Experts

Each member of the Audit Committee (G. Thomas Hargrove, Pierre E. Leroy, George V. Bayly and Robert S. Keller) is independent as defined in the New York Stock Exchange Listed Company Manual and meets the independence standard of Rule 10A-3 under the Exchange Act. Additionally, Mr. Leroy and Mr. Hargrove have been determined by the Board of Directors to be audit committee financial experts as defined in Item 401(h)(2) of Regulation S-K under the Securities Exchange Act of 1934 (the “Exchange Act”).

Stockholder Communication

The Board of Directors and management encourage communication from our stockholders. Stockholders who wish to communicate with our management should direct their communication to the Chairman, President and Chief Executive Officer or the Office of the Corporate Secretary, 300 Tower Parkway, Lincolnshire, Illinois 60069. Stockholders who wish to communicate with the non-management directors or any individual director should direct their communication c/o the Office of the Corporate Secretary at the address above. The Secretary will forward communications intended for the Board to Mr. Leroy as Presiding Independent Director or, if intended for an individual director, to that director. If multiple communications are received on a similar topic, the Secretary may, in his discretion, forward only representative correspondence. Any communications that are abusive, in bad taste or present safety or security concerns may be handled differently.

Annual Meeting Attendance

We do not have a formal policy requiring members of the Board to attend stockholder annual meetings, although all directors are strongly encouraged to attend. The 2006 Annual Meeting will be the first annual meeting of ACCO Brands’ stockholders since the Merger. As such, no data exists for director attendance for prior years’ meetings.

Committees

The Board of Directors has established an Audit Committee, a Compensation Committee, a Corporate Governance and Nominating Committee and an Executive Committee.

Audit Committee

Members	Messrs. Hargrove (Chairman), Bayly, Leroy and Keller

Number of Meetings Last Year	Three

Primary Functions	To assist our Board of Directors in overseeing (i) the integrity of our financial statements and the financial reporting process; (ii) our compliance with legal and regulatory requirements; (iii) the independence and qualifications of our external auditors; and (iv) the performance of our external and internal auditors. As part of their responsibility the committee:

1. Retains, subject to stockholder ratification, a firm of independent auditors to audit our financial statements and approves the scope of the firm’s audit;

2. Approves the scope of audit work and reviews reports and recommendations of our independent auditors;

3. Approves the annual internal audit plan and reviews reports and updates on the results of internal audit work;

4. Pre-approves all audit and non-audit services provided by our independent auditors;

5. Assists the Board in overseeing the integrity of our financial statements and financial reporting process;

6. Monitors the independence and performance of our independent auditors and the performance of our internal auditors;

7. Discusses with management our earnings announcements, financial statements and quarterly and annual reports to be filed with the SEC;

8. Discusses with our independent auditors our annual and quarterly financial statements;

9. Reviews our policies regarding risk assessment and risk management; and

10. Establishes procedures for receiving and responding to concerns regarding accounting, internal accounting controls and auditing matters.

Compensation Committee

Members	Messrs. Leroy (Chairman), Bayly, Lohman and Dr. Ewers

Number of Meetings Last Year	Two

Primary Functions	To assure that our senior executives are compensated appropriately and in a manner consistent with competitive practices, performance and the requirements of the appropriate regulatory bodies. As part of this overall responsibility the committee:

1. Administers our Long-term Incentive Plan and exercises the authority of the Board relating to employee benefit plans;

2. Designates officers who may be granted stock options, performance awards and other stock-based awards;

3. Allocates the total amount of stock options to be awarded to all other key employees and delegates to an officer the authority to designate those key employees;

4. Reviews and recommends to the Board target compensation and goals for the chief executive officer and evaluates his or her performance in achieving established goals;

5. Sets salary and determines incentive compensation for our policy-making officers who hold the office of vice president or a more senior office;

6. Recommends terms and conditions of incentive compensation plans and equity-based plans for approval by the Board of Directors;

7. Retains any compensation consultants to assist in the evaluation of senior executive compensation and benefits; and

8. Oversees management’s administration of supplemental retirement and other benefit arrangements, compensation agreements and severance agreements for executive officers.

Corporate Governance and Nominating Committee

Members	Messrs. Lohman (Chairman), Hargrove, Keller and Dr. Ewers

Number of Meetings Last Year	Two

Primary Functions	1. Develops and recommends a set of corporate governance principles designed to foster an effective corporate governance environment;

2. Reviews the charters, duties, powers and composition of Board committees and recommends changes;

3. Manages the performance review process of the Board, its committees and management;

4. Identifies and evaluates potential director candidates and recommends nominees for election or re-election as members of the Board of Directors;

5. Recommends independent directors for membership on the Audit Committee, Compensation Committee and Corporate Governance and Nominating Committee, including their Chairpersons;

6. Recommends directors and executive officers for membership on other committees that may be established by the Board of Directors;

7. Recommends compensation arrangements for non-employee directors; and

8. Oversees management’s administration of non-employee director stock plans.

Executive Committee

Members	Messrs. Campbell (Chairman), Schneider and Wesley

Number of Meetings Last Year	None

Primary Functions	Has all the power and authority of the full Board except for specific powers that by law must be exercised by the full Board.

Nomination Process

The primary functions of the Corporate Governance and Nominating Committee and a list of the Committee members (all of whom have been determined by the Board to be independent as defined by the New York Stock Exchange independence standards) are provided above. The Corporate Governance and Nominating Committee Charter in its entirety and a list of the Committee members is available on our website at www.accobrands.com.

The Corporate Governance and Nominating Committee establishes the process by which the Board of Directors exercises its fiduciary duties for overseeing the performance of ACCO Brands’ management for the benefit of its stockholders and the maximization of stockholder value. Specific duties and responsibilities of the

Corporate Governance and Nominating Committee include defining director qualifications as well as criteria for director independence and the selection of director candidates to be recommended to the Board.

The Committee, when identifying and evaluating candidates, first determines whether there are any evolving needs of the Board that require an expert in a particular field to fill that need. The Committee then may retain a third-party search firm to locate candidates that meet the needs of the Board at that time. The firm provides information on a number of candidates, which the Committee discusses. The Committee chair and some or all of the members of the Committee will interview potential candidates that are deemed appropriate. If the Committee determines that a potential candidate meets the needs of the Board, has the qualifications, and meets the standards set forth in ACCO Brands’ Corporate Governance Principles, it will vote to recommend to the Board of Directors the nomination of the candidate.

The policy of the Corporate Governance and Nominating Committee is to consider director candidates recommended by stockholders if properly submitted to the Corporate Governance and Nominating Committee. Stockholders wishing to recommend persons for consideration by the Corporate Governance and Nominating Committee as nominees for election to the Board of Directors can do so by writing to the Office of the Secretary of ACCO Brands Corporation at 300 Tower Parkway, Lincolnshire, Illinois 60069. Recommendations must include the proposed nominee’s name, biographical data and qualifications as well as a written statement from the proposed nominee consenting to be named as a nominee and, if nominated and elected, to serve as a director. The Corporate Governance and Nominating Committee will then consider the candidate and the candidate’s qualifications. The Committee may contact the stockholder making the nomination to discuss the qualifications of the candidate and the reasons for making the nomination. The Committee may then interview the candidate if the Committee deems the candidate to be appropriate. The Committee may use the services of a third-party search firm to provide additional information about the candidate prior to making a recommendation to the Board.

The Corporate Governance and Nominating Committee believes that it is necessary for our directors to possess many qualities and skills. The Committee believes that all directors must possess a considerable amount of business management and educational experience as well as meet the standards established by the Committee pursuant to ACCO Brands’ Corporate Governance Principles. In developing these standards, the Committee considers issues of judgment, diversity, background, stature, conflicts of interest, integrity, ethics and commitment to the goal of maximizing stockholder value. In considering candidates for the Board, the Corporate Governance and Nominating Committee considers the entirety of each candidate’s credentials in the context of these standards. With respect to the nomination of continuing directors for re-election, the individual’s contributions to the Board are also considered.

The Committee’s nomination process for stockholder-recommended candidates and all other candidates is designed to ensure that the Committee fulfills its responsibility to recommend candidates that are properly qualified to serve ACCO Brands for the benefit of all of its stockholders, consistent with the standards established by the Committee under the ACCO Brands’ Corporate Governance Principles.

Director Compensation — ACCO Brands Corporation

Cash Compensation. Each non-employee director of ACCO Brands is paid an annual fee of $60,000 for services as a director. Mr. Hargrove receives an additional $12,000 for service as chairperson of the Audit Committee and each of Messrs. Leroy and Lohman receive an additional $6,000 for service as a chairperson of the Compensation Committee and Corporate Governance and Nominating Committee, respectively.

For the period beginning on August 17, 2005 (the date our spin-off and the Merger was completed) through December 31, 2005, each non-employee director received a cash retainer of $22,521 for services as a director. During the same period, Mr. Hargrove received an additional $4,504 cash retainer for his services as chairperson of the Audit Committee, and Messrs. Lohman and Leroy each received an additional $2,252 cash retainer as chairpersons of their respective committees.

Insurance. Directors traveling on company business are covered by our business travel accident insurance policy which generally covers all of our employees and directors.

Equity-based Compensation for Non-employee Directors. Each non-employee director is eligible to receive a $60,000 annual restricted stock unit grant under our 2005 Long-term Incentive Plan. Under the terms of the plan and each individual director’s restricted stock unit award agreement, each restricted stock unit represents the right to receive one share of our common stock and is fully vested and nonforfeitable on the date of grant. The payment of all restricted stock units to non-employee directors are deferred under our Deferred Compensation Plan for Directors (the “Deferred Plan”), which provides that such awards are payable within 30 days after the conclusion of service as a director or immediately upon a change of control of ACCO Brands. Directors holding deferred restricted stock units are credited with additional restricted stock units based on the amount of any dividend paid by ACCO Brands.

Upon filing a timely election, a director may also elect to defer the cash portion of his or her compensation under the Deferred Plan. In such an event the director can choose to have his deferral account credited in either or both of a phantom fixed income or phantom stock unit account. The phantom stock unit account would correspond to the value of, and the dividend rights associated with, an equivalent number of shares of ACCO Brands’ common stock. The balance in a phantom account, upon the conclusion of service as a director or upon a change in control, would be paid to the director in either a lump sum cash distribution or a lump sum distribution of shares of ACCO Brands’ common stock, as the director may elect. Our obligation to redeem a phantom account is unsecured and is subject to the claims of our general creditors.

Director Compensation — General Binding Corporation

Messrs. Bayly, Hargrove and Schneider all served on the Board of Directors of GBC up to the time of the Merger. In addition to their regular board service, each of them served on a special board committee that negotiated the terms of the transactions that resulted in the Merger. For their services to GBC in those capacities during 2005, the following amounts were earned by Messrs. Bayly, Hargrove and Schneider:

	George M. Bayly	G. Thomas Hargrove	Forrest M. Schneider
Retainers and regular committee fees	$39,000	$29,750	$32,500
Special committee	29,250	63,250	38,500

Total	$68,250	$93,000	$71,000

Section 16(a) Beneficial Ownership Reporting Compliance

Each director and executive officer of ACCO Brands who is subject to Section 16 of the Exchange Act is required to file with the SEC reports regarding their ownership and changes in ownership of our equity securities. Reports received by ACCO Brands indicate that all these directors and executive officers have filed all requisite reports with the SEC on a timely basis during or for 2005.

EXECUTIVE OFFICERS OF ACCO BRANDS CORPORATION(1)

Name and age	Title

David D. Campbell, 56	Chairman, President and Chief Executive Officer

Neal V. Fenwick, 44	Executive Vice President and Chief Financial Officer

Dennis L. Chandler, 52	Chief Operating Officer, Office Products Division

Boris Elisman, 43	President, Kensington Computer Products Group

John M. Turner, 56	President, Industrial Print Finishing Group

Steven Rubin, 58	Senior Vice President, Secretary and General Counsel

Thomas P. O’Neill, Jr., 52	Vice President, Finance and Accounting

(1)	All of the above-named officers have been actively engaged in the business of ACCO Brands and its predecessor (together, the “Company”) as Company employees (or in the case of Messrs. Turner and Rubin, as employees of GBC prior to the Merger) for the past five years in the capacity indicated above or in a substantially similar capacity except: Dennis L. Chandler, who was the President of the Company’s North American Office Products Division from 2003 to 2005 and President of the Company’s Wilson Jones Division from 2001 to 2003; Boris Elisman, who before joining the Company in 2004 held Vice President and General Manager positions in marketing and sales for the Hewlett-Packard Co. from 2001 to 2004; and, Thomas P. O’Neill, who before joining the Company in 2005 had been the Group Vice President, Global Finance for Teleflex, Inc. from 2003 to 2005 and had been Senior Vice President and Chief Financial Officer for Philip Services Corporation from 2001 to 2002.

There is no family relationship between any of the above named officers. All officers are elected for one-year terms by the Board of Directors or until re-elected.

EXECUTIVE COMPENSATION

The following tables disclose compensation received by the individuals who are the chief executive officer and the next four most highly compensated executive officers of ACCO Brands based on compensation received from ACCO Brands, Fortune Brands or GBC, as applicable, for the fiscal years indicated. References in this section to ACCO Brands’ 2003 and 2004 fiscal years refer to the fiscal years which ended on December 27, 2003 and 2004, respectively, and references to ACCO Brands’ 2005 fiscal year refers to the fiscal year which ended on December 31, 2005.

Compensation described in the following tables for fiscal years 2004 and 2003 was earned by David D. Campbell, Dennis Chandler and Neal V. Fenwick as officers of ACCO World Corporation. Compensation described in the following tables for fiscal years 2004 and 2003 was earned by John Turner as an officer of GBC. Compensation reported for Boris Elisman for fiscal year 2004 was earned as an employee of ACCO World. Except as indicated below, compensation described in the following tables for the fiscal year 2005 includes, in the case of David D. Campbell, Dennis Chandler, Boris Elisman and Neal V. Fenwick, compensation earned by them as officers of ACCO World through August 16, 2005 and, in the case of Mr. Turner, compensation earned by him as an officer of GBC through August 16, 2005. The compensation earned by each since August 17, 2005 has been paid by ACCO Brands.

Summary Compensation Table

	Year	Annual Compensation			Long-Term Compensation			All Other Compensa- tion ($)(5)
		Salary ($)	Bonus ($)(1)	Other Annual Compen- sation ($)(2)	Awards		Payouts
Name and Principal Position					Restricted Stock Award(s) ($)(3)	Securities Underlying Options/ SARs(#)	LTIP Payout ($)(4)
David D. Campbell Chairman of the Board, President and Chief Executive Officer	2005 2004 2003	606,250 525,000 500,000	106,328 1,247,275 1,183,100	50,412 46,780 41,841	2,041,200 — —	385,000 299,084 199,389	597,000 3,885,480 581,429	89,678 103,854 92,473

Neal V. Fenwick Executive Vice President and Chief Financial Officer	2005 2004 2003	318,500 286,886 261,417	192,865 434,568 406,411	65,497 46,926 55,666	476,280 — —	90,000 71,780 39,877	179,100 1,500,000 —	3,476 3,446 3,416

Dennis L. Chandler Chief Operating Officer	2005 2004 2003	333,375 293,700 260,550	46,945 437,586 348,239	22,676 20,470 19,785	476,280 — —	90,000 71,780 39,877	179,100 1,500,000 —	14,948 14,334 13,580

John M. Turner Group President, Industrial and Print Finishing Group	2005 2004 2003	309,772 304,881 293,155	79,248 106,708 20,521	3,700 3,150 2,900	277,509 — —	65,000 20,000 20,000	451,619 — —	13,086 14,318 16,820

Boris Elisman President, Kensington Technology Group	2005 2004	315,000 28,636	229,628 —	13,992 1,166	192,780 —	40,000 34,781	64,476 —	9,603 116

(1)	The annual bonus amounts are earned and accrued during the fiscal year indicated, and paid subsequent to the end of such year.

The amount indicated for Mr. Fenwick in 2005 includes a special merger completion bonus in the amount of $150,000 paid to him by Fortune Brands.

Messrs. Campbell, Fenwick and Chandler received payments under two incentive plans during 2003 and 2004, a traditional annual incentive plan and two one-year transitional incentive plans. The transitional plans were substituted for the previous ACCO World long-term incentive plans that were typically measured on three-year performance cycles, and were administered under the ACCO World LTIP. Payments under the traditional annual incentive plan for 2004 and 2003 respectively were: $558,400 and $475,750 for Mr. Campbell; $228,018 and $194,236 for Mr. Fenwick; and $208,086 and $136,064 for Mr. Chandler. Payments under the one-year transitional incentive plans for 2004 and 2003 respectively were: $688,875 and $707,250 for Mr. Campbell; $206,550 and $212,175 for Mr. Fenwick; and $229,500 and $212,175 for Mr. Chandler.

(2)	Other Annual Compensation:

(a)	For Mr. Campbell, represents dividends paid on performance awards from participation in the Fortune Brands Performance Share Plan. The amounts for 2005, 2004 and 2003 were $34,412, $30,780 and $25,841, respectively. Additionally, Mr. Campbell received an automobile allowance of $16,000 per year.

(b)	For Mr. Fenwick, during 2005, 2004, and 2003 respectively, represents additional compensation in the form of child educational expense reimbursements of $23,220, $23,812, and $31,765, an auto allowance of $13,992 per year, personal financial planning expenses of $26,697, $5,000, and $4,000, and the cost of airfare for family members returning to the United Kingdom of $1,588, $4,122, and $5,909.

(c)	For Mr. Chandler, during 2005, 2004, and 2003 represents additional compensation in the form of an auto allowance of $13,992 per year and personal financial planning expenses of $8,684, $6,478, and $5,793 respectively.

(d)	For Mr. Elisman, the amount listed represents the amount paid in the form of an auto allowance.

(e)	For Mr. Turner, the amount listed represents additional compensation in the form of personal financial planning expenses.

(3)	For Messrs. Campbell, Fenwick, Chandler and Elisman, represents the value of restricted stock units (RSUs) granted in 2005 under the ACCO Brands 2005 LTIP at the grant date fair market value of $22.68. These units will generally vest 100% on December 6, 2008 and be delivered in shares of Company stock, conditioned on each individual Officer’s remaining employed at that date. The market value of these RSU’s as of December 31, 2005 at a share price of $24.50 each are as follows: Mr. Campbell: 90,000 units valued at $2,205,000; Messrs. Fenwick and Chandler: 21,000 units valued at $514,500, each; and, Mr. Elisman: 8,500 units valued at $208,250.

For Mr. Turner, this amount represents: (a) the grant date value of 5,689 RSUs, which per the merger agreement with GBC were converted from performance-vested RSUs to time-vested RSUs, on August 17, 2005, which will fully vest and be delivered in shares of company stock on February 26, 2007 conditioned on Mr. Turner remaining employed at that date and (b) 6,000 RSUs granted in 2005 at the grant date fair market value of $22.68 under the ACCO Brands 2005 LTIP, which will vest 100% on December 6, 2008 and be delivered in shares of Company stock, conditioned on Mr. Turner remaining employed at that date. The aggregate value of these units as of December 31, 2005 at a share price of $24.50 was $286,381.

(4)	The amounts listed in the “LTIP Payout” column for Messrs. Campbell, Fenwick and Chandler are the value of performance awards for the performance period that ended in the year reported and paid subsequent to the end of such year. The payments listed for Messrs. Campbell, Fenwick, Chandler and Elisman for 2005 are from their participation in the ACCO World Long-term Incentive Plan, a long-term performance unit cash plan, with three-year performance cycles, based on achievement of pre-established operating income, return on net tangible assets, expense reduction, and sales growth targets. The amount shown in the 2005 column is for the performance period 2003 through 2005.

For the year 2004 the amounts include a one-time, non-recurring incentive payment of $3,150,000 for Mr. Campbell, and $1,500,000 for each of Messrs. Fenwick and Chandler related to a three-year incentive plan aligned to certain business repositioning and restructuring goals established by Fortune Brands.

Additionally, Mr. Campbell received performance shares under the Fortune Brands Performance Share Plan. Shares awarded under this plan, for 2004, had a value of $735,480 at December 31, 2004, and $581,429 at December 31, 2003. Through a separate agreement with Fortune Brands, Mr. Campbell retains the right to awards that were granted but not vested at the merger close. The agreement provides that the target number of these awards be pro-rated through August 16, 2005 (the spin-off date), and will be awarded based on actual performance through the end of the performance period. For the performance period ended December 31, 2005, performance under the plan provides for a maximum award. On a pro-rated basis, Mr. Campbell’s award was 8,312 shares, with a value of $645,510 based on the value of Fortune Brands common stock as of December 31, 2005 of $77.66. Additional detail on this Plan is provided in the Long-term Incentive Plans-Awards in Last Fiscal Year table following.

For Mr. Turner, this amount represents the value of restricted stock units previously awarded to him by GBC that vested during 2005 and were converted upon vesting into either shares of GBC common stock or the Company’s common stock at the time of the Merger. Of these restricted stock units, 6,371 had a value of $13.46 per share and 15,321 had a value of $23.88 per share at the time they vested.

(5)	The amount listed in the “All Other Compensation” column includes: (a) Company matching contributions to the named individuals accounts in the Company’s tax qualified 401(k) savings and retirement plan, and for Mr. Campbell, Company contributions to the Fortune Brands Supplemental Plan in which Mr. Campbell participated in 2003, 2004 and 2005, and (b) the value of premiums paid by the Company under executive long term disability and life insurance programs as described below:

(a)	Defined Contribution Plan and Supplemental Plan Contributions. For Mr. Campbell the amounts listed include contributions to his account in the Company’s 401(k) retirement savings plan of $15,980, $15,813 and $16,200 for the years 2003, 2004 and 2005 respectively. The amounts contributed by the Company for Mr. Campbell to the Fortune Brands Supplemental Plan for the years 2003, 2004 and 2005 were $60,715, $71,618 and $62,294 respectively. For Mr. Chandler the amounts listed are for the Company contributions to his 401(k) plan account of $9,022, $9,225 and $9,450 for the years 2003, 2004 and 2005 respectively. The amount indicated for Mr. Elisman in 2005 included an $8,203 contribution to his 401(k) plan account.

For Mr. Turner, these amounts represent contributions by the company to GBC’s 401(k) Savings and Retirement Plan on his behalf and to his respective accounts established pursuant to GBC’s non-tax qualified Supplemental Deferred Compensation Plan.

(b)	Additional Life Insurance and Long Term Disability Programs. Certain executive officers receive life insurance and long term disability programs in addition to those offered to the general employee population. The amounts in the table include the dollar value of life insurance premiums paid by the Company in 2005, 2004, and 2003. These amounts are respectively: $11,184, $8,941, and $8,378 for Mr. Campbell; $2,076, $2,046, and $2,016 for Mr. Fenwick; and $4,096, $3,709, and $3,158 for Mr. Chandler. In addition, the following amounts relate to company payment of supplemental long-term disability insurance premiums in 2005, 2004, and 2003: $1,358, $1,333, and $1,400 for Mr. Campbell and $1,400 each year for each of Messrs. Fenwick and Chandler.

The following table provides information on grants of stock options made in 2005 by ACCO Brands to the executive officers named in the Summary Compensation Table:

Option Grants in Last Fiscal Year (ACCO Brands)

Individual Grants
Name	Number of Securities Underlying Options/SARs Granted (#)(1)	Percent of Total Options/ SARs Granted to Employees in Fiscal Year	Exercise or Base Price ($/SH)	Expiration Date(2)	Grant Date Present Value ($)(3)
David D. Campbell	385,000	20.9	22.68	12/6/2013	3,018,400
Neal V. Fenwick	90,000	4.9	22.68	12/6/2013	705,600
Dennis L. Chandler	90,000	4.9	22.68	12/6/2013	705,600
John M. Turner	25,000	1.4	22.68	12/6/2013	196,000
Boris Elisman	40,000	2.2	22.68	12/6/2013	313,600

(1)	All options are for shares of common stock of ACCO Brands and were granted under the ACCO Brands 2005 LTIP. No stock appreciation rights (“SARs”) were granted during 2005. Options are generally not exercisable for one year after the date of grant. The options granted during 2005 become exercisable in three equal annual installments beginning one year after the date of grant.
(2)	ACCO Brands’ 2005 LTIP provides that each option shall have a limited right (“Limited Right”) which generally is exercised automatically on the date of change in control of ACCO Brands. The Limited Right generally entitles the holder of the option to receive cash equal to the number of shares subject to the option multiplied by the difference between the exercise price per share and (a) the fair market value of such shares at the date of exercise of the Limited Right if the option is an incentive stock option and (b) if the option is a nonqualified stock option, the greater of (i) the highest price per share paid for the shares of common stock of ACCO Brands acquired in the change in control and (ii) the highest market value of shares of common stock during a specified period prior to the time of exercise. The option is canceled to the extent of the exercise of the Limited Right.
(3)	Grant Date Present Value of $7.84 per share was determined using the Black-Scholes option pricing model based on the following assumptions:
(a)	an expected option term of 4 1/2 years;
(b)	a risk-free weighted-average rate of return of 3.4%;
(c)	stock price volatility of 35.0%; and
(d)	no dividend payments.

The following table provides information on grants of stock options made by GBC in 2005 to former GBC officers who are currently ACCO Brands executive officers named in the Summary Compensation Table. These options converted into ACCO Brands stock options at the time of the Merger on the same terms and conditions as originally awarded by GBC.

Option Grants in Last Fiscal Year (GBC)

Individual Grants
Name	Number of Securities Underlying Options/SARs Granted (#)(1)	Percent of Total Options/SARs Granted to Employees in Fiscal Year	Exercise or Base Price ($/SH)	Expiration Date	Grant Date Present Value ($)(2)
John M. Turner	40,000	8.5	12.77	2/22/15	392,400

(1)	Options granted to Mr. Turner were granted under GBC’s 2001 Stock Incentive Plan for Employees. Twenty-five percent (25%) of each option first becomes exercisable one (1) year after the respective grant date and an additional 25% vests on each successive anniversary of the grant date. All of these options were granted at the fair market value of GBC’s common stock on the grant date in the NASDAQ stock market. No SARs were granted or are outstanding.
(2)	Grant date present value of $9.81 per share is based on the Black-Scholes stock option pricing model. Option term is ten years and various assumptions were made for volatility (59.2%) and risk-free interest rates (4.41%).

The Grant Date Present Values in the above tables are only theoretical values and may not accurately determine present value. The actual value, if any, to be realized by an optionee will depend on the excess of the market value of the common stock over the exercise price on the date the option is exercised, so there is no assurance that the value realized will be at or near the value established by the Black-Scholes model.

The following table provides information about option exercises during 2005 by the officers named in the Summary Compensation Table and the value of their unexercised options as of the end of 2005.

Aggregated Option Exercises in Last Fiscal Year and

Fiscal Year-End Option Values(1)

Name	Shares Acquired on Exercise (#)(2)	Value Realized ($)	Number of Shares Underlying Unexercised Options at FY-End (#) Exercisable/ Unexercisable	Value of Unexercised In-The-Money Options at FY-End ($) Exercisable/ Unexercisable(3)
David D. Campbell	0	0	288,051/684,082	2,707,904/2,951,790
Neal V. Fenwick	0	0	64,267/157,790	599,007/663,850
Dennis L. Chandler	0	0	60,746/157,790	556,121/663,850
John M. Turner	49,000	763,542	70,250/83,125	818,888/829,888
Boris Elisman	0	0	13,293/66,584	65,269/203,327

(1)	Included in these amounts are options that were granted prior to the merger with GBC. All GBC options converted to ACCO Brands options on a 1:1 basis at the merger. Unvested Fortune Brands options converted to ACCO Brands options on a 1:3.99 basis at the time of the Merger pursuant to the terms of the merger agreement. The exercise price of the options was also proportionately adjusted to account for the effect of the Merger. The vesting of all converted options continues as provided for in each individual’s original award agreements.
(2)	No SARs have been issued or are outstanding.
(3)	Based on fair market value of $24.50 per share of ACCO Brands common stock on December 31, 2005.

The following table provides information concerning long-term compensation awards made during 2005 to the executive officers named in the Summary Compensation Table.

Long-term Incentive Plans—Awards in Last Fiscal Year(1)

Name	Number of Shares, Units or Other Rights (#)	Performance or Other Period Until Maturation or Payout	Estimated Future Payouts Under Non-Stock Price-Based Plans
			Threshold (#)	Target (#)	Maximum (#)
David D. Campbell	105,000	3 yrs.	78,750	105,000	157,500
Neal V. Fenwick	24,000	3 yrs.	18,000	24,000	36,000
Dennis L. Chandler	24,000	3 yrs.	18,000	24,000	36,000
John M. Turner	7,000	3 yrs.	5,250	7,000	10,500
Boris Elisman	10,000	3 yrs.	7,500	10,000	15,000

(1)	For awards under the ACCO Brands’ 2005 LTIP, the number of shares of common stock to be delivered for the performance period 2006–2008 is based on the level of achievement of specified earnings before interest, taxes, depreciation and amortization (EBITDA) of ACCO Brands and its consolidated subsidiaries for 2008. The target number of shares will be earned if 100% of the targeted EBITDA is achieved and an additional amount of shares will be paid if the targeted EBITDA is exceeded, but the maximum number of shares paid will not exceed 150% of the target amount. The threshold amount will be earned at the achievement of approximately 95% of the 2008 EBITDA target unless otherwise determined by the Compensation Committee of the Board of Directors. Dividend equivalents in the form of additional performance stock units may be issued that equal the cash dividends that would have been paid on the shares had the recipient owned the shares during the performance period.

Mr. Campbell has received performance share awards under the Fortune Brands Long-term Incentive Plan. These awards will be paid based on actual performance achieved during the applicable performance period, and have been prorated in the case of each performance period based on the number of days in such performance period prior to the effective date of the spin-off, and have been adjusted per the conversion formula that affected all Fortune Brands shares at the spin-off. The table below shows the original and adjusted targets for these awards. To receive awards under these plans, Mr. Campbell must remained employed with ACCO Brands through December 31 of the last year of each successive performance period. Any payments made to Mr. Campbell under this plan in the future will be made by Fortune Brands.

	Performance Cycle (Target Awards in # Share Units)
	2003–2005	2004–2006	2005–2007
Original Target Award	6,000	6,000	4,600
Prorated Target, as Adjusted	5,541	3,430	1,011

For the 2003–2005 cycle, awards were approved by the Fortune Brands Board of Directors at maximum, which equates to 150% of target. For Mr. Campbell, this resulted in an award of 8,312 shares which was paid in cash by Fortune Brands, valued at $77.645 per share for a total of $645,385.

Retirement Plans

ACCO Brands Corporation Pension Plan. The ACCO Brands Corporation Pension Plan for Salaried and Certain Hourly Paid Employees (“Pension Plan”), which became effective as of June 1, 1956, is a noncontributory defined benefit retirement plan covering salaried and certain hourly paid employees. Participants become eligible for benefits under this plan when they achieve 65 years of age and a minimum of 5 years of service. Alternatively, a participant may choose “Early Retirement” between 55 and 65 years of age with a minimum of 5 years of service.

Benefits under this plan are equal to the sum of (A) and (B):

(A)	For credited service accrued prior to January 1, 2002:

0.75% of Final Average Base Earnings up to Social Security Covered Compensation, plus 1.25% of Final Average Base Earnings in excess of Social Security Covered Compensation, multiplied by the number of years of Credited Service accrued prior to January 1, 2002 (up to a maximum of 30 years).

“Final Average Base Earnings” is defined as average base compensation (base rate of pay) during the five consecutive calendar years within the 10 years of service prior to the date of termination that provide the highest average.

“Covered Compensation” is defined as the 35 year average of the FICA taxable wage bases ending with the earlier of the year the participant reaches Social Security retirement age or the year of employment termination or retirement.

(B)	For credited service accrued after December 31, 2001:

1.25% of Final Average Total Earnings multiplied by the number of years of Credited Service accrued after December 31, 2001.

“Final Average Total Earnings” is defined as average total earnings (base rate of pay plus annual bonus) during the five consecutive calendar years within the 10 years of service prior to the date of employment termination or retirement that provide the highest average.

ACCO Brands Supplemental Plan. The ACCO Brands Corporation Supplemental Pension Plan (“Supplemental Plan”) is an unfunded excess benefit plan that pays the difference between the benefits payable under our tax-qualified Pension Plan and the amount that would have been paid, but for the Internal Revenue Code annual benefit limits on tax-qualified pension plans. The current Internal Revenue Code limit is the lesser of $170,000 or the employee’s average annual compensation during the three highest-paid consecutive years of employment. The Internal Revenue Code also provides that benefits under tax-qualified plans cannot be based on compensation in excess of a certain limit, currently $210,000. The Supplemental Plan provides the difference between the amount paid under our tax-qualified plans and the amount that would have been paid if the limit on compensation were not included therein. In calculating benefits, no credit is given for service in excess of 35 years.

Mr. Campbell is a participant in both the Pension and Supplemental Plans with less than 1 year of credited service as of December 31, 2005. The estimated annual benefit payable under the combined plans upon retirement at normal retirement age for Mr. Campbell will be $250,332.

Mr. Chandler is a participant in both the Pension and Supplemental Plans with 11 years of credited service as of December 31, 2005. The estimated annual benefit payable under the combined plans upon retirement at normal retirement age for Mr. Chandler will be $108,444.

Mr. Elisman is a participant in both the Pension and Supplemental Plans with one year of credited service as of December 31, 2005. The estimated annual benefit payable under the combined plans upon retirement at normal retirement age for Mr. Elisman will be $171,864.

Special Agreement with Mr. Fenwick: Per an existing agreement with Mr. Fenwick he will receive a pension benefit upon his retirement as if he were to remain a participant in the ACCO UK Pension Plan. As a participant in the ACCO UK Pension Plan, 6% of Mr. Fenwick’s base salary and 6% of his average annual bonus paid over the preceding three years is withheld and contributed to the plan, as required by the plan.

The annual pension benefit under this plan is payable as a single life annuity payable at age 62, equal to two-thirds (2/3) of an executive’s Final Pensionable Earnings. “Pensionable Earnings” are defined as base salary for the preceding full year together with the average annual bonus paid for the preceding three years. “Final

Pensionable Earnings” are Pensionable Earnings for the full year immediately before retirement or if higher, the average of any 3 consecutive years of Pensionable Earnings in the last 10 years. Mr. Fenwick is eligible for early retirement at age 55, with the benefit reduced by 4% per year that the benefit commencement date precedes Mr. Fenwick’s 62nd birthday.

The following table sets forth the highest estimated annual retirement benefits payable to Mr. Fenwick in the specified compensation and years of service classifications upon retirement at normal retirement date, assuming an annuity payment, rather than a discounted lump sum, under the ACCO UK Pension Plan:

	Pension Plan Table Estimated Annual Retirement Benefits for Representative Years of Credited Service
Remuneration	10	15	20	25	30	35
$ 172,000	$32,453	$48,679	$58,026	$81,132	$97,359	$113,585
$ 258,000	$48,679	$73,019	$97,359	$121,699	$146,038	$170,378
$ 344,000	$64,906	$97,359	$129,812	$162,265	$194,718	$227,169
$ 430,000	$81,132	$121,699	$162,265	$202,831	$243,395	$283,962
$ 516,000	$97,359	$146,038	$194,718	$243,395	$292,075	$340,754
$ 602,000	$113,585	$170,378	$227,169	$283,962	$340,754	$397,547
$ 688,000	$129,812	$194,718	$259,622	$324,528	$389,434	$454,340
$ 774,000	$146,038	$219,056	$292,075	$365,094	$438,113	$511,132
$ 860,000	$162,265	$243,395	$324,528	$405,660	$486,793	$567,925
$ 946,000	$178,491	$267,735	$356,981	$446,226	$535,472	$624,718
$ 1,032,000	$194,718	$292,075	$389,434	$409,393	$584,152	$681,509

(1)	The table above assumes an exchange rate of £1.00 = $1.72, which was in effect on December 31, 2005.

As of December 31, 2005, Mr. Fenwick had completed 17 years of pensionable service with ACCO.

Special Agreement with Mr. Turner. Per an agreement with John M. Turner entered into by GBC prior to the Merger, he is a participant in the GBC (United Kingdom) Limited Staff Pension Plan (the “GBC UK Plan”). The GBC UK Plan is a contributory defined benefit retirement plan covering certain current and former employees of GBC’s United Kingdom subsidiary. Mr. Turner was formerly employed by that subsidiary and continues to accrue benefits under this plan. Benefits under the GBC UK Plan equal the sum of

a) for credited service accrued prior to January 1, 2002, 2.5% of Final Pensionable Salary as of December 31, 2001 for each year of pensionable service before January 1, 2002 and in proportion for each completed month of pensionable service indexed to the U.K. Retail Price Index through Mr. Turner’s normal retirement date; and

b) for credited service accrued after December 31, 2001, 1.67% of Final Pensionable Salary for each year of pensionable service thereafter and in proportion for each month of pensionable service.

Under the GBC UK Plan, Mr. Turner would be eligible to receive benefits at the normal retirement age of 65 or upon an earlier retirement at a reduced actuarial determined amount. “Final Pensionable Salary” is defined as the average of the last five consecutive year’s salary plus the average of the past three year’s bonus, less 800 Pounds Sterling, except that bonus amounts are excluded from the definition of Final Pensionable Salary for all years beginning January 1, 2002.

As of December 31, 2005, Mr. Turner had completed 27 years of pensionable service under the GBC UK Plan. The estimated annual benefit payable to Mr. Turner upon retirement at age 65 will be $204, 666 using exchange rates in effect at December 31, 2005.

Severance/Change in Control Provisions and Agreements

Currently, Messrs. Campbell, Chandler, and Elisman are covered under the ACCO Brands Corporation Executive Severance Policy, which provides for the following upon involuntary termination or termination as triggered by a “change in control”:

•	Involuntary Termination: 24 months salary and two year’s target bonus for Mr. Campbell; 18 months of base salary plus one year’s target bonus for each of Messrs. Chandler and Elisman.

•	Change in Control Termination: 36 months salary and three year’s target bonus for Mr. Campbell; 24 months of base salary plus one year’s target bonus for each of Messrs. Chandler and Elisman.

Mr. Fenwick is currently covered by a letter agreement with the Company under the provisions of the ACCO UK severance policy, under which he would receive the following:

•	Involuntary Termination: 30 months of base salary, 30 months target bonus, and pro-rata target bonus for the then current year.

•	Change in Control Termination: 36 months of base salary, 36 months target bonus, and pro-rata target bonus for the then current year.

•	Repatriation Payment: a lump sum payment in the amount of $500,000 in lieu of repatriation and relocation benefits in the event he is involuntarily terminated from employment or should he voluntarily terminate his employment following a change in control.

Mr. Turner is party to an Executive Severance/ Change in Control Agreement, entered into with GBC. Under the terms of this agreement, Mr. Turner would be entitled to severance payments and other benefits (as summarized below) if he is terminated by ACCO Brands within twenty-four months following completion of the merger without “cause” or by Mr. Turner for “good reason” (each as defined in the agreement). In the event of an eligible termination, the Company must pay Mr. Turner a single lump-sum cash payment equal to 2.25 times the sum of his respective annual base salary plus the greater of either his target bonus or his bonus based on actual performance for the then-current year.

If Mr. Turner’s employment terminates in a “change in control termination,” he will be deemed to have satisfied the age and service requirements for retiree medical benefits as in effect at GBC on February 10, 2005, and he and his eligible dependents may commence coverage for such retiree benefits at any time following the expiration of the active employee medical and dental continuation coverage period as described in his change in control agreement to the same extent and on the same cost-sharing basis as do other GBC retirees with the same combined age and years of service as of his date of termination.

If Mr. Turner is terminated involuntarily or in a “change in control termination” and as a result thereof he is entitled to receive severance payments under these arrangements, he would also receive:

•	continued participation in our medical and dental plans on a cost-sharing basis for the severance period up to a maximum of two years following termination;

•	in the case of a change in control termination, to the extent not already vested and exercisable, he would be entitled to exercise any or all stock options that were outstanding immediately prior to the merger for the earlier of one year following termination or the expiration date of the stock option (other than stock options issued by GBC to Mr. Turner in 2005 which would be exercisable as they may vest over his equivalent severance period);

•	reimbursement of reasonable and ordinary relocation expenses to move himself and his immediate family to the United Kingdom, provided those expenses are incurred within sixty days of the termination of his employment;

•	outplacement services of an amount not to exceed ten percent of his base salary in effect at the time of termination; and

•	a gross-up for any “golden parachute” excise tax that may be payable by him under Section 4999 of the Internal Revenue Code, and any income and employment withholding taxes on the gross-up payment, with respect to the severance payments and other benefits due to him (whether under the change in control plan or otherwise), unless the amount of any “excess parachute payments” paid or payable to him does not exceed 330% of his base pay as determined pursuant to Section 280G of the Internal Revenue Code, in which case the gross-up payment shall not be paid and the severance payable to him will be reduced so that no amounts paid or payable to the executive will be deemed “excess parachute payments” for purposes of Section 4999 of the Internal Revenue Code.

Report of the Compensation Committee on Executive Compensation

ACCO Brands’ executive compensation program (the “Program”) assists the Company in attracting, motivating and retaining the executive leadership that it needs in order to maximize its return to stockholders. Toward that end, the Program provides competitive compensation programs with a compelling earnings opportunity, including

•	competitive levels of salary;

•	annual incentive compensation that varies with the annual financial performance of ACCO Brands and its various divisions; and

•	long-term incentive compensation to reward long-term financial performance and to align wealth creation opportunity with that of the stockholders.

The Company seeks to provide levels of total compensation for executive officers that are competitive with compensation for executives with comparable responsibilities in corporations of similar size. The Compensation Committee (the “Committee”) derives the competitive information from compensation surveys. For comparative analysis purposes, the Committee relies on a sample of 20 to 25 companies that represent both traditional business competitors and other competitors for executive talent. The Committee believes that the companies in the survey group provide a good basis for comparison. In addition to survey information, the Committee also solicits compensation information and advice from Hewitt Associates, the Committee’s independent compensation consultant.

The Program provides the flexibility to reward executives based on both their individual performance and company performance. The Company designs the long-term incentive plans covering its executive officers to ensure that the level of incentive compensation varies to reflect the overall performance of the Company and the performance of the Company’s common stock.

Committee Responsibilities

Under the ACCO Brands’ By-laws and the Committee Charter, the Committee has the following responsibilities:

•	Reviews and recommends to the Board for approval compensation and goals for the Chief Executive Officer (CEO) and evaluates his or her performance

•	Approves the salaries of other executive officers

•	Selects annual corporate performance measures, establishes individual incentive targets, and determines actual awards under the Company’s annual incentive plan

•	Grants awards under the Company’s 2005 Long-Term Incentive Plan, which in 2005 consisted of non-qualified stock options, performance share units, and restricted stock units

•	Assesses the competitiveness and effectiveness of all executive compensation programs

Each element of the Program is described below, including a discussion of the specific actions taken by the Committee in 2005 concerning the CEO and other executive officers.

Base Salaries

In determining salary adjustments for the Chief Executive Officer and other executive officers, the Committee sought to establish salary levels that are competitive with the survey group. The salary established for the Chief Executive Officer in 2005 was $700,000, which is below the median of the survey group. The Committee’s approval of this salary rate is reflective of its desire to focus more of the CEO’s compensation on incentive-based compensation. Salaries were established for the other executive officers at or near the median of salary levels of similar positions within the survey group.

Annual Incentives

The Company’s Annual Executive Incentive Compensation Plan, which was approved prior to the spin-off by Fortune Brands, then the Company’s major stockholder, covers Vice Presidents and above. For 2005, the measures under the Plan were set and approved, for former ACCO World executives, by Fortune Brands, and at GBC, by the Compensation Committee of the Board of Directors of GBC. Both plans included financial performance measures including operating income, cash flow, sales growth, and operating company contribution. As provided by the terms of the merger agreement, employees of GBC were provided a pro-rata target incentive award as of the merger completion date. This resulted in GBC employees receiving 62.5% of their respective individual annual incentive targets. This amount is reflected in the Summary Compensation Table for Mr. Turner. The Compensation Committee reviewed the performance results pursuant to the Plan and determined that above-threshold performance had been met for the ACCO Brands cash flow goal, which represented 20% to 25% of the incentive plan weighting for the ACCO officers, and the performance threshold had not been met for other Company-wide performance measures. Performance of the Kensington Computer Products Group was above target, and Mr. Elisman’s reward under the Plan reflects those superior results.

At its first meeting, the Committee established individual incentive targets for executive officers. The incentive target for Mr. Campbell was set at 90% of base salary, which is approximately the market median for his position, effective August 17, 2005, and will continue to be in effect for 2006. Mr. Campbell’s previous incentive target, in effect from January 1 to August 16, 2005, was 55% of base salary. Incentive targets for other executive officers ranged from 40 to 65% of salary. The Company determines actual awards based on established Company and, if applicable, business unit performance, with awards ranging from 0–200% of the target amount. In no event can an executive officer’s incentive award exceed the 200% maximum.

After careful consideration, the Committee determined that an award of 25% of target would be provided to Mr. Campbell for 2005. The Committee approved payments ranging from 25% to 146% of target for the other executive officers.

Long-Term Incentives

Long-Term Incentives

The Committee intends that long-term incentives serve as a significant portion of the executives’ total compensation package. Stock-based awards are provided to motivate executives to focus their efforts on activities that will enhance stockholder value over the long term, and align their interests with those of the Company’s stockholders.

Long-term incentives are structured so that rewards are earned in line with performance; above-market rewards for superior performance, and below-market or no rewards for inferior performance. The Committee, in determining equity award grants to the individual executive officers, considered the award levels granted to similarly-compensated executives in the survey group and information presented by the Committee’s outside consultant. For awards made in 2005, the Committee specifically considered the unique circumstances of 2005, which included most significantly the spin-off from Fortune Brands and subsequent merger with GBC. It is typical in these situations that larger grants are provided to executives to provide powerful financial motivation to ensure the long-term success of the combined businesses.

Under the Company’s 2005 Long-Term Incentive Plan (“2005 LTIP”), the Committee may grant to key employees of the Company, including the CEO and other executive officers, a variety of long-term incentives, including nonqualified stock options, incentive stock options, stock appreciation rights, restricted stock, performance awards, and other stock-based incentives. For the 2005 grants, the Committee granted stock options, performance share units (PSUs) and restricted stock units (RSUs). Stock options comprised the greatest portion of the long-term incentive grant with approximately 50% of the economic value of the awards, and 25% each for the PSU and RSU components.

Stock options granted under the plan have an exercise price equal to the fair market value of the Company’s common stock on the date of grant. The options generally become exercisable in three annual installments beginning one year after the grant date, and, for those options granted in 2005, expire seven years after the grant date. Executive officers will realize benefits from stock options only if the market value of the Company’s common stock increases.

PSUs were granted for the 2006–2008 performance period. Earning these awards is contingent upon the Company achieving specified EBITDA targets approved by the Committee over the performance period. The target number of shares of the Company’s common stock will be earned if 100% of the performance target is achieved. Up to 150% of target awards can be earned if superior EBITDA performance is achieved. Threshold performance was set at 95% of target. If threshold performance is not met, the awards may be forfeited at the discretion of the Committee. Recipients of performance awards will receive cash dividend equivalents at the time of payment equal to the cash dividends that would have been paid on the shares had the recipient owned the shares during the performance period.

RSUs were also granted in 2005. Each RSU granted represents the right to receive one share of our common stock upon vesting. The RSUs granted to executive officers generally vest at the end of three years, subject to the officer’s continued employment with ACCO Brands. Generally, unvested RSUs will be cancelled upon the officer’s resignation from or other termination of employment with ACCO Brands. In certain cases, such as in the event of the officer’s death, disability or retirement, or if there is a change in control of ACCO Brands, unvested RSUs on the date of the event will partially vest on a pro-rated basis.

In addition to awards granted under the 2005 LTIP, the Committee also approved awards under the ACCO World LTIP, as contemplated by the merger agreement. As described in the footnotes to the Summary Compensation Table, awards for Messrs. Campbell, Chandler, Fenwick and Elisman for the 2003 to 2005 plan cycle were paid out per the plan. The award for the performance period 2004-2006 was prorated based on performance for 2004 and 2005 and is to be paid out in the first quarter of 2007, provided each respective officer remains employed through December 31, 2006. The award for the Performance Period 2005-2007 and the 2006 portion of the award for the performance period 2004-2006 were cancelled.

Stock Ownership Guidelines

To further align executives’ interests with those of stockholders, the Company has adopted share ownership guidelines, approved by the Committee, as shown below:

Executive Title	Multiple of Base Salary
CEO	5X
President, Office Products Group, and CFO	3X
Senior Vice Presidents and Business Unit Presidents	2X
Vice Presidents	1X

Stock counting towards ownership targets include shares held by the executives in both non-retirement and 401(k) accounts, unvested restricted stock and RSUs, and PSUs when awarded. Executives will be given seven years to attain the stated targets. The Committee will have discretion as to remedies if the ownership goals are not met.

Tax Treatment

The Internal Revenue Code limits the allowable tax deduction that may be taken by ACCO Brands for compensation paid to the Chief Executive Officer and the other highest paid executive officers required to be named in the “Summary Compensation Table.” The limit is $1 million per executive per year, although compensation payable solely based on performance goals is excluded from the limitation. The Company believes that all 2005 compensation of executive officers is fully tax deductible by ACCO Brands.

Compensation Consultant and Process

The Committee has retained Hewitt Associates as the Committee’s compensation consultant. The consultant regularly meets with the Committee and is included during executive sessions without the presence of Company management. In 2005, the consultant was present at all Committee meetings and provided counsel to the entire Board of Directors during executive session. Hewitt Associates is separately retained by ACCO Brands for compensation, pension plan and other employee benefits administration and consulting.

The Compensation Committee

Pierre E. Leroy, Chairman

George V. Bayly

Patricia O. Ewers

Gordon R. Lohman

April 7, 2006

ACCO BRANDS CORPORATION STOCK PRICE PERFORMANCE

The following graph compares the cumulative total stockholder return on our common stock to that of the S&P MidCap 400 Index and the Russell 1000 Index from the date on which our common stock began trading on the NYSE (August 17, 2005) through December 31, 2005:

COMPARISON OF 4 MONTH CUMULATIVE TOTAL RETURN

AMONG ACCO BRANDS CORPORATION,

S&P MIDCAP 400 INDEX AND RUSSELL 1000 INDEX*

* Assumes $100 is invested on 8/17/05 in ACCO Brands common stock, or on 7/31/05 in either index, and reinvestment of dividends. Fiscal year ending December 31, 2005.

	Cumulative Total Return
	8/17/05	8/05	9/05	10/05	11/05	12/05
ACCO Brands Corporation	100.00	104.99	113.52	97.79	92.72	98.55
S&P MidCap 400	100.00	98.89	99.65	97.50	102.27	102.98
Russell 1000	100.00	99.13	100.06	98.30	102.03	102.18

Item 2

APPROVAL OF THE AMENDED AND RESTATED

ACCO BRANDS CORPORATION 2005 INCENTIVE PLAN

At the Annual Meeting, there will be submitted to stockholders a proposal to approve the amendment and restatement of the ACCO Brands Corporation 2005 Long-term Incentive Plan (the “2005 LTIP”) as the Amended and Restated ACCO Brands Corporation 2005 Incentive Plan (the “Restated LTIP”). Our 2005 LTIP currently provides for the grant of nonqualified stock options, incentive stock options, stock appreciation rights, restricted stock, restricted stock units, performance awards and other stock-based incentives to our key employees, including our officers, and non-employee directors. Among other changes, the Restated LTIP:

•	reserves 4,578,000 shares of common stock as available for issuance under the Restated LTIP, which represents a 378,000 share increase from the number of shares authorized for issuance under the 2005 LTIP. At present, 2,617,748 shares have been issued under the 2005 LTIP, and, if the Restated LTIP is approved, a total of 1,960,252 shares would be available for future grants;

•	ensures compliance with new Internal Revenue Code Section 409A deferred compensation rules;

•	subjects annual incentive cash-based awards to the Internal Revenue Code Section 162(m) tests for deductibility by ACCO Brands of performance based compensation;

•	removes the concept of “Limited Rights” which would allow an employee to elect to receive cash upon a change-in-control rather than exercise his or her option or equity award;

•	removes an exception for Lane Industries, Inc. that would have allowed Lane’s ownership to increase to 105% of their ownership at the time of the Merger without triggering a change-in-control under the 2005 LTIP;

•	clarifies, expands or amends provisions relating to vesting and non-forfeiture of awards upon death, disability or retirement or upon termination of employment in change-in-control and non change-in-control situations; and

•	removes limitations on the number of full value awards that can be made.

In addition, we are seeking stockholder approval of the Restated LTIP so that awards under the Restated LTIP will continue to be tax deductible as performance-based compensation under U.S. federal income tax law. Under U.S. Internal Revenue Code Section 162(m), certain remuneration in excess of $1 million to the five executive officers named in this proxy statement under “Summary Compensation Table” may not be deductible. However, performance-based compensation is fully deductible if the plan under which such compensation is awarded is approved by the stockholders and certain other requirements are met.

The federal income tax regulations provide a transitional rule for a new public company like ACCO Brands that was created in a spin-off from another public company. The transitional rule provides that performance-based compensation is exempt from the $1 million limitation if such compensation was awarded or granted prior to the first regularly scheduled meeting of stockholders that occurs more than 12 months after the date the company becomes a separate publicly traded company. Accordingly, you are being asked to approve the Restated LTIP so that future awards under the plan will be tax deductible.

The board of directors recommends that you vote FOR the approval of the Restated LTIP.

Description of the Restated LTIP

Prior to our spin-off from Fortune Brands, we adopted, and Fortune Brands approved in its capacity as sole stockholder, the ACCO Brands Corporation 2005 Long-term Incentive Plan. On March 1, 2006, our board of directors approved the Restated LTIP, which amends and restates the 2005 LTIP. The following description of the Restated LTIP is qualified by reference to the full text of the plan, which is attached as Annex A to this proxy statement.

Purpose

The purpose of the Restated LTIP is to aid ACCO Brands and its subsidiaries in achieving superior long-term performance through attracting, retaining and motivating the best available key employees and non-employee directors. The Restated LTIP seeks to achieve this purpose by providing incentives linked to value creation for stockholders and achievement of certain long-term strategic and financial goals.

Administration

The Restated LTIP is administered by the compensation committee of our board of directors, which is composed entirely of non-employee directors who meet the criteria of “outside director” under Section 162(m) of the Internal Revenue Code, “non-employee director” under the rules adopted under Section 16 of the Securities Exchange Act of 1934, and “independent director” under the rules of the New York Stock Exchange. The Committee has the power and authority to construe and interpret the plan, select the individuals who will receive awards from among the eligible participants, and determine the form of those awards, the number of shares or dollar targets of the awards, and all terms and conditions of the awards, except that awards granted to non-employee directors are granted and administered by the full board of directors. The committee has the power to delegate to an officer of ACCO Brands the right to designate key employees (other than to the delegate or officers of ACCO Brands) to receive awards subject to a maximum aggregate number of awards approved by the committee. The committee is empowered to approve and certify the level of attainment of any performance targets established in connection with awards under the Restated LTIP as may be required under Section 162(m) of the Internal Revenue Code.

Eligibility

Key employees, including officers, and non-employee directors are eligible to receive awards under the Restated LTIP. Approximately 300 persons will be eligible to participate in the Restated LTIP as of March 30, 2006.

Award Forms

Under the Restated LTIP, the committee may grant incentive stock options (except to non-employee directors) that meet the criteria of Section 422 of the Internal Revenue Code, and non-qualified stock options, which are not intended to qualify as incentive stock options. Both types of stock option awards will be exercisable for shares of common stock of ACCO Brands. The committee may also grant stock appreciation rights (“SARs”), either in tandem with stock options or on a stand-alone basis payable in cash or in common stock of ACCO Brands. The committee may also grant restricted stock, restricted stock units (“RSUs”), performance-based awards and other cash- and stock-based awards.

Awards (other than awards of options, SARs or certain annual incentive awards) that are outstanding on a dividend record date for our common stock may, in the discretion of the committee, earn (a) dividends in the case of restricted stock awards or (b) dividend equivalents in the case of all other awards in an amount equal to the dividends or other distributions that would have been paid on the shares covered by such award had the covered shares been issued and outstanding on the dividend record date.

Maximum Stock Award Levels

The maximum number of shares available for awards under the Restated LTIP is 4,578,000 shares of our common stock, which includes shares authorized under the 2005 LTIP prior to the effective date of the Restated LTIP. As of March 1, 2006, there were outstanding awards covering 2,617,748 shares and there were 1,582,252 shares available to be issued as awards under the 2005 LTIP. To the extent any shares of stock covered by an award are not delivered to a participant or beneficiary because the award is forfeited or canceled, or the shares of stock are not delivered because the award is settled in cash or used to satisfy any applicable tax-withholding obligation, such shares will not be considered as having been made subject to award. Any shares of common stock delivered to us by a participant or otherwise reacquired by ACCO Brands upon exercise of an option in payment of all or part of the option, or delivered or withheld in satisfaction of withholding taxes with respect to an award shall be additional shares available for award under the Restated LTIP. Any shares not issued to a participant upon exercise of a stock-settled SAR will be additional shares under the Restated LTIP.

The following additional limits apply to the Restated LTIP:

•	Not more than 500,000 shares of common stock may be made subject to options and not more than 500,000 shares may be made subject to SARs annually under the Restated LTIP to any participant who is or is expected to be a “covered employee” under Section 162(m) of the Internal Revenue Code.

•	Not more than 500,000 shares of common stock may be made subject to restricted stock or RSU awards that are subject to performance objectives annually under the Restated LTIP to any covered employee.

•	No performance award shall be granted during any performance period to any covered employee having an aggregate maximum dollar value in excess of $10,000,000 or an aggregate maximum amount of common stock in excess of 500,000 shares. The foregoing numbers of shares may be increased or decreased by the events described in “Adjustments” below.

Stock Option Awards

Stock options awards may be either incentive stock options or non-qualified stock options. Options will expire no later than the tenth anniversary of the date of grant. The exercise price of stock options may not be less than the fair market value of a share of our common stock on the date of grant. The committee may establish vesting or performance requirements which must be met prior to the exercise of the stock options.

Stock Appreciation Rights

The committee may grant stock appreciation rights, or SARs, independently of any stock option or in tandem with all or any part of a stock option granted under the Restated LTIP. SARs will expire no later than the tenth anniversary of the date of grant, and the exercise price of a SAR may not be less than the fair market value of a share of our common stock on the date of grant. Generally, upon exercise, a SAR entitles a participant to receive (in cash, shares of common stock or a combination thereof as determined by the committee) the excess of the fair market value of a share of common stock on the date the SAR is exercised over the fair market value of a share of common stock on the date the SAR is granted.

Restricted Stock and Restricted Stock Unit Awards.

Under the Restated LTIP, the committee may also grant shares of restricted stock. These shares are generally subject to restrictions including, but not limited to, the continued service of the participant during a period as set forth in the award and/or achievement of performance criteria established at the discretion of the committee. If a participant’s employment or service terminates prior to the completion of the specified employment or service or the attainment of the specified performance objectives, the restricted stock award will lapse and the shares will be returned to us as determined by the committee. During the restriction period, the restricted stock awarded to a participant will be registered in the participant’s name and held in book-entry form subject to our instructions. During this period, the participant would generally be entitled to vote the shares and, at the committee’s discretion, earn dividends on these shares.

Under the Restated LTIP, the committee may grant restricted stock units, or RSUs, which as to each RSU award represent the right to receive at a specified future date, payment equal to the fair market value of the number of shares of common stock specified in such RSU award. Such right to future payment is subject to a risk of forfeiture or other restrictions that lapse upon the achievement of the completion of service and/or the achievement of performance objectives specified in such award, as may be determined by the committee. Upon or after the achievement of the service completion and/or performance objectives, an RSU may be settled in cash (valued at the fair market value of our common stock on the date the award becomes payable), in common stock, or part in cash and part in common stock.

Performance Awards

The committee may also grant performance awards under the Restated LTIP. A performance award is a grant of a right to receive cash, shares of common stock or a combination thereof, which grant is contingent on the achievement of performance or other objectives during a specified period of not less than one year.

Section 162(m) of the Internal Revenue Code requires that performance awards be based upon objective performance measures in order to be deductible if they and other non-performance-based remuneration paid to an executive officer in any year exceeds $1 million. The committee may designate whether any such award being granted to any participant is intended to be “performance-based compensation” as that term is used in Section 162(m) of the Internal Revenue Code. Any such awards designated as intended to be “performance-based compensation” shall be conditioned on the achievement of one or more performance measures, to the extent required by Section 162(m) of the Internal Revenue Code. The performance measures that may be used by the committee for such awards shall be based on strategic, financial, net asset or share price performance goals, including without limitation any one or more of the following, as selected by the committee:

•	earnings and earnings growth, including operating income or net income;

•	earnings before any one or more of interest, taxes, depreciation and amortization;

•	earnings per share or earnings per share from continuing operations;

•	financial measures, including return on investment, invested capital, equity or assets;

•	increases in revenue or cash flow and cash flow from operations;

•	market share or economic value added;

•	total return to stockholders; and

•	strategic business objectives based on working capital efficiency, cost reductions, improvement in cost of goods sold, gross margin or inventory sales ratio.

Performance objectives must include a minimum performance standard below which no payment is made and a maximum performance level above which no further amount of payment is made. Performance measures may vary from participant to participant and between groups of participants. The committee may adjust the performance measurement and objectives to take into account the effects of extraordinary or unusual items, events or circumstances, provided that no adjustment results in an increase in the affected participant’s compensation for the applicable year. The committee also may modify the performance measures and thereby reduce the amount payable to a participant at its discretion.

Other Stock-based Awards and Cash Awards

The committee may grant other awards under the Restated LTIP pursuant to which shares of common stock are or may in the future be acquired, or awards denominated in stock units, including awards valued using measures other than the fair market value of shares of common stock consistent with the purposes of the Restated LTIP. The committee also may grant cash-based awards to participants in such amounts and upon such terms, including the satisfaction of specific performance objectives as the committee may determine. Each cash-based award shall specify a payment amount or payment range, to the extent earned or otherwise payable, as determined by the committee.

Annual Incentive Awards

The committee may designate key employees to be eligible to receive an annual incentive award, payable in cash, common stock or a combination of cash and common stock, which shall be earned and payable based on the satisfaction of performance objectives designated by the committee in such award. The committee may establish an incentive pool to be allocable, to the extent earned, among participating key employees. Annual incentive awards may include such other terms and conditions as the committee determines; provided that any annual award to an employee who is or is expected to be a “covered employee” under Section 162(m) of the Internal Revenue Code shall be subject to performance criteria described above for performance awards. No covered employee shall receive an annual incentive award under the Restated LTIP in excess of (i) 50% of any incentive pool established by the committee and (ii) $3,000,000, and such annual awards to covered employees will be subject to other terms and conditions as the committee determines necessary to satisfy Section 162(m) of the Internal Revenue Code. The Committee, at its discretion, may reduce amounts otherwise earned or payable under any incentive pool or individual award.

Participant Termination Provisions

Generally, awards made under the Restated LTIP are forfeited and will not be paid if such awards or portions thereof remain unvested or subject to restriction or forfeiture as of the date a participant’s employment or service with ACCO Brands ceases (other than in a change of control situation described below), except as follows:

Death or Disability. Generally, awards of options and SARs become nonforfeitable and will be exercisable for five years following the date of death or disability. Upon death or disability, restricted stock awards and RSUs become unrestricted or nonforfeitable and payable, respectively, and any performance objectives applicable to the awards are deemed satisfied at the target level of performance. Similarly, upon death or disability prior to the end of a performance period, performance awards become immediately payable based on the deemed satisfaction of the applicable performance objectives at the target level of performance.

Retirement. Generally, awards of options and SARs become nonforfeitable and will be exercisable for five years following the date of retirement (as defined in the Restated LTIP). A prorated portion of a restricted stock award or an RSU becomes unrestricted or nonforfeitable and payable, respectively, in the event of retirement based on the period of restriction through the date of retirement, and any performance objectives applicable to the awards for the prorated period are deemed satisfied at the target level of performance. For performance awards, a participant will be entitled to payment under an outstanding performance award at such time and in such amount as would have been earned and payable under such performance award had the participant continued his or her employment or service through the last day of the applicable performance period.

Involuntary Termination Without Cause. A prorated portion of a restricted stock award or an RSU will become unrestricted or nonforfeitable and payable, respectively, in the event of a participant’s termination without cause (as defined in the Restated LTIP) on or after the first anniversary of the date of the award based on the period of restriction through the date of involuntary termination, and any performance objectives applicable to the awards for the prorated period are deemed satisfied at the target level of performance. A prorated portion of a performance award will become immediately payable in the event of a participant’s termination without cause on or after the first anniversary of the date of the award based on the period of restriction through the date of involuntary termination, and any performance objectives applicable to the awards for the prorated period are deemed satisfied at the target level of performance.

Adjustments

In the event of a corporate transaction involving ACCO Brands (including, without limitation, any stock dividend, stock split, extraordinary cash dividend, recapitalization, reorganization, merger, consolidation, split-up, spin-off, combination or exchange of shares), the committee may adjust outstanding awards as it deems appropriate to maintain the benefits or potential benefits of the awards.

Change in Control

Generally, upon a change in control of ACCO Brands (as defined in the Restated LTIP) all outstanding options and stock appreciation rights will become fully exercisable. Unless otherwise determined by the committee and to the extent not replaced by a replacement award of the same type upon a change in control (a) all restricted stock and RSUs will become immediately unrestricted in the case of restricted stock, and nonforfeitable and payable in the case of RSUs, and (b) all performance awards will become payable in full, with the performance objectives applicable to such award deemed satisfied at the maximum level of performance. In the event replacement awards are made in connection with a change in control, if the employment or service of a participant is involuntarily terminated by ACCO Brands or its successor without cause (as defined in the Restated LTIP) or voluntarily terminated for good reason (as defined in the Restated LTIP) in connection with or during the two-year period after the change in control, the accelerated vesting and nonforfeiture provisions described above would apply upon such termination to the affected participant’s replacement awards.

Amendment and Termination

With certain exceptions requiring stockholder approval, our board of directors may, at any time, amend, suspend or terminate the Restated LTIP provided that no such amendment, suspension or termination may adversely affect the rights of any participant or beneficiary under any award granted under the plan prior to the date such amendment, suspension or termination is adopted by the board of directors in the absence of written consent to the change by the affected participant.

Tax Consequences

The following is a brief summary of the principal federal income tax consequences of stock option awards under the Restated LTIP. The summary is based on current federal income tax laws and interpretations thereof, all of which are subject to change at any time, possibly with retroactive effect. The summary is not intended to be exhaustive.

Non-Qualified Stock Options. A participant who receives a non-qualified option does not recognize taxable income upon the grant of the option, and we are not entitled to a tax deduction. The participant will recognize ordinary income upon the exercise of the option in an amount equal to the excess of the fair market value of the option shares on the exercise date over the option price. Such income will be treated as compensation to the participant subject to applicable withholding requirements. We generally are entitled to a tax deduction in an amount equal to the amount taxable to the participant as ordinary income in the year the income is taxable to the participant. Any appreciation in value after the time of exercise will be taxable to the participant as capital gain and will not result in a deduction by ACCO Brands.

Incentive Stock Options. A participant who receives an incentive stock option does not recognize taxable income upon the grant or exercise of the option, and we are not entitled to a tax deduction. The difference between the option price and the fair market value of the option shares on the date of exercise, however, will be treated as a tax preference item for purposes of determining the alternative minimum tax liability, if any, of the participant in the year of exercise. We will not be entitled to a deduction with respect to any item of tax preference.

A participant will recognize gain or loss upon the disposition of shares acquired from the exercise of incentive stock options. The nature of the gain or loss depends on how long the option shares were held. If the option shares are not disposed of pursuant to a “disqualifying disposition” (i.e., no disposition occurs within two years from the date the option was granted nor one year from the date of exercise), the participant will recognize long-term capital gain or capital loss depending on the selling price of the shares. If option shares are sold or disposed of as part of a disqualifying disposition, the participant must recognize ordinary income in an amount equal to the lesser of the amount of gain recognized on the sale, or the difference between the fair market value of the option shares on the date of exercise and the option price. Any additional gain will be taxable to the participant as a long-term or short-term capital gain, depending on how long the option shares were held. We generally are entitled to a deduction in computing our federal income taxes for the year of disposition in an amount equal to any amount taxable to the participant as ordinary income.

Equity Compensation Plan Information

The following table gives information, as of December 31, 2005, about our common stock that may be issued upon the exercise of options and other equity awards under all compensation plans under which equity securities are reserved for issuance.

Plan category	Number of securities to be issued upon exercise of outstanding options, warrants and rights (a)	Weighted-average exercise price of outstanding options, warrants and rights (b)	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a)) (c)
Equity compensation plans approved by security holders(1)	5,790,394	$17.55	1,662,250	(2)
Equity compensation plans not approved by security holders	—	—	—

Total	5,790,394	$17.55	1,662,250

(1)	This number includes 1,841,250 common shares that were subject to issuance upon the exercise of stock options granted under the 2005 LTIP and 3,949,144 common shares that were subject to issuance upon the exercise of stock options pursuant to the 2005 Assumed Option and Restricted Stock Unit Plan (the “Assumed Plan”). The options covered by the Assumed Plan were converted to stock options to purchase ACCO Brands common stock in connection with the Merger. The weighted average exercise price in column (b) of the table reflects all such options.
(2)	These are shares available for grant as of December 31, 2005 under the 2005 LTIP pursuant to which the Compensation Committee of the Board of Directors may make various stock-based awards including grants of stock options, restricted stock, restricted stock units and performance share units. The 2005 LTIP had 4.2 million shares initially authorized for issuance. In addition to these 4.2 million shares, the following shares will become available for grant under the 2005 LTIP and, to the extent such shares have become available as of December 31, 2005, they are included in the table as available for grant; (i) shares covered by outstanding awards under the 2005 LTIP that were forfeited or otherwise terminated and (ii) shares that are used to pay the exercise price of stock options and shares used to pay withholding taxes on equity awards generally. The Assumed Plan had 4,748,910 shares initially authorized for issuance.

Item 3

RATIFICATION OF APPOINTMENT OF INDEPENDENT AUDITORS

The Audit Committee has appointed PricewaterhouseCoopers LLP as our independent registered public accounting firm for 2006. The Audit Committee and the Board of Directors recommend that you ratify this appointment. In line with this recommendation, the Board of Directors intends to introduce the following resolution at the Annual Meeting (designated as Item 2):

“RESOLVED, that the appointment of PricewaterhouseCoopers LLP as the independent registered public accounting firm for this Company for the year 2006 is ratified.”

A member of PricewaterhouseCoopers LLP will attend the Annual Meeting to make a statement if he or she desires, and respond to appropriate questions that may be asked by stockholders.

The Board of Directors recommends that you vote FOR Item 3.

Report of the Audit Committee

The Audit Committee of the Board of Directors is composed of four directors that are “independent” as defined under the New York Stock Exchange listing standards and Rule 10A-3 of the Exchange Act. The Audit Committee has a written charter that has been approved by the Board of Directors. A copy of the charter is attached as Annex B to the Proxy Statement and is available on the ACCO Brands’ website at www.accobrands.com. The Audit Committee has appointed (subject to stockholder ratification) PricewaterhouseCoopers LLP as ACCO Brands’ independent registered public accounting firm.

Management has the responsibility for ACCO Brands’ financial statements and overall financial reporting process, including ACCO Brands’ systems of internal controls. The independent registered public accounting firm has the responsibility to conduct an independent audit in accordance with generally accepted auditing standards and to issue an opinion thereon. The Audit Committee’s responsibility is to monitor and oversee these processes.

In this context, the Audit Committee has reviewed and discussed the audited financial statements and ACCO Brands’ quarterly and annual reports to the SEC with management and the independent registered public accounting firm. Management has confirmed to the Audit Committee that ACCO Brands’ financial statements were prepared in accordance with generally accepted accounting principles. The Audit Committee has met with the independent registered public accounting firm and discussed matters required to be discussed by SAS No. 61 (Communication with Audit Committees), as amended. The independent registered public accounting firm has provided an unqualified opinion regarding the Company’s financial statements for the year ended December 31, 2005.

ACCO Brands’ independent registered public accounting firm has also provided to the Audit Committee the written disclosures and letter required by Independence Standards Board Standard No. 1 (Independence Discussions with Audit Committee), and the Audit Committee has discussed with the independent registered public accounting firm that firm’s independence. The Audit Committee has also reviewed non-audit services provided by the independent registered public accounting firm and has considered the compatibility of these services with maintaining the registered public accounting firm’s independence.

Based upon the review and discussions with management and the independent registered public accounting firm, the Audit Committee recommended to the Board of Directors that the audited financial statements be included in ACCO Brands’ Annual Report on Form 10-K for the fiscal year ended December 31, 2005 for filing with the SEC.

Audit Committee

G. Thomas Hargrove, Chairman

George V. Bayly

Robert J. Keller

Pierre E. Leroy

March 14, 2006

Audit and Non-Audit Fees

Our independent registered public accounting firm during the 2004 and 2005 fiscal years was PricewaterhouseCoopers LLP. PricewaterhouseCoopers was also the independent registered public accounting firm in 2004 and 2005 for GBC prior to the completion of the Merger. The following table summarizes the fees paid or payable by ACCO Brands to PricewaterhouseCoopers for services rendered during 2004 and 2005:

	2004*	2005*
Audit fees	$590,000	$3,135,500
Audit-related fees	18,000	40,000
Tax fees	290,000	338,000
All other fees	5,000	25,000

Total	$903,000	$3,538,500

*	Does not include fees paid or payable by GBC to PricewaterhouseCoopers. The following fees were paid or payable by GBC to PricewaterhouseCoopers in respect of 2005: $224,000 in audit fees; $2,000 in audit-related fees; $20,000 in tax fees; and $2,000 in all other fees.

Audit fees include fees for the audit of our annual financial statements, the review of our financial information included in our SEC Form 10-Q filings, and services performed in connection with other statutory and regulatory filings or engagements. Fees for audit-related services were principally related to the audit of employee benefit plans. The tax services provided during 2005 included domestic and international tax compliance work, tax planning, executive and expatriate tax services and compliance related to our spin-off from Fortune Brands. All other fees for 2005 were principally for advice concerning the liquidation of a foreign subsidiary.

Approval of Audit and Non-Audit Services

Fees billed by PricewaterhouseCoopers LLP for periods prior to the 2005 audit and all fees related to ACCO Brands spin-off from Fortune Brands were approved by the Audit Committee of the Fortune Brands Board of Directors. All PricewaterhouseCoopers services to GBC prior to the Merger’s completion were approved by the Audit Committee of GBC’s Board of Directors. All PricewaterhouseCoopers LLP services to ACCO Brands subsequent to the Merger were approved in advance by the Audit Committee.

The Audit Committee has adopted the following policies and procedures for the pre-approval of all audit and permissible non-audit services provided by our independent registered public accounting firm. The Audit Committee annually reviews the audit and non-audit services to be performed by the independent registered public accounting firm during the upcoming year. The Audit Committee considers, among other things, whether the provision of specific non-audit services is permissible under existing law and whether it is consistent with maintaining the registered public accounting firm’s independence. The Audit Committee then approves the audit services and any permissible non-audit services it deems appropriate for the upcoming year. The Audit Committee’s pre-approval of non-audit services is specific as to the services to be provided and includes pre-set spending limits. The provision of any additional non-audit services during the year, or the provision of services in excess of pre-set spending limits, must be pre-approved by either the Audit Committee or by the Chairman of the Audit Committee, who has been delegated authority to pre-approve such services on behalf of the Audit Committee. Any pre-approvals granted by the Chairman of the Audit Committee must be reported to the full Audit Committee at its next regularly scheduled meeting. All of the fees described above for services provided to ACCO Brands under audit fees, audit-related fees, tax fees and all other fees were pre-approved by the Audit Committee of either Fortune Brands or ACCO Brands, as appropriate, pursuant to each such company’s pre-approval policies and procedures.

CERTAIN INFORMATION REGARDING SECURITY HOLDINGS

The table below sets forth the beneficial ownership of ACCO Brands’ common stock as of March 30, 2006. The table sets forth the beneficial ownership by the following individuals or entities:

•	each person who owns more than 5% of the outstanding shares of the issuer’s common stock;

•	the named executive officers;

•	the directors of the issuer; and

•	all directors and executive officers of the issuer as a group.

Beneficial ownership is determined in accordance with the rules of the SEC. Except as otherwise indicated, each person named in the table has sole voting and investment power with respect to all shares of the issuer’s common stock shown as beneficially owned, subject to applicable community property laws. As of March 30, 2006, 53,146,667 shares of ACCO Brands’ common stock were issued and 53,102,203 shares of ACCO Brands’ common stock were outstanding. In computing the number of shares of Company common stock beneficially owned by a person and the percentage ownership of that person, shares of Company common stock that are subject to options held by that person that are currently exercisable or that are exercisable within 60 days of March 30, 2006 are deemed outstanding. These shares are not, however, deemed outstanding for the purpose of computing the percentage ownership of any other person.

	Beneficial Ownership					Percent
Name	Number of Shares		Number of Shares Subject to Options(1)		Total
Lane Industries, Inc. and affiliates 1200 Shermer Road, 4th Floor Northbrook, Illinois 60062	8,104,537	(2)	—		8,104,537	15.3%
Ariel Capital Management, LLC 200 E. Randolph Drive, Suite 2900 Chicago, Illinois 60601	3,424,517	(3)	—		3,424,517	6.5
Sasco Capital, Inc. 10 Sasco Hill Road Fairfield, CT 06824	2,685,150	(4)	—		2,685,150	5.1
David D. Campbell	5,851	(5)	288,051		293,902	*
George V. Bayly	—		25,000		25,000	*
Dr. Patricia O. Ewers	1,472		—		1,472	*
G. Thomas Hargrove	10,000		15,000		25,000	*
Robert J. Keller	—		—		—	*
Pierre E. Leroy	317		—		317	*
Gordon R. Lohman	352		—		352	*
Forrest M. Schneider	15,874	(6)	29,000	(7)	44,874	*
Norman H. Wesley	29,671		—		29,671	*
Neal V. Fenwick	2,550	(8)	64,267		66,817	*
Dennis L. Chandler	2,578	(9)	60,746		63,324	*
John E. Turner	15,821		89,125		104,946	*
Steven Rubin	15,968	(10)	39,875		55,843	*
Boris Elisman	3		13,293		13,296	*
Thomas P. O’Neill, Jr.	568	(11)	—		568	*

All directors and executive officers as a group (15 persons)	101,025		624,357		725,382	1.4%

*	Less than 1%
(1)	Indicates the number of shares of ACCO Brands common stock issuable upon the exercise of options exercisable within 60 days of March 30, 2006.
(2)	Based solely on a Schedule 13D amendment filed with the SEC on March 21, 2006 by Lane Industries, Inc., a Delaware corporation (“Lane”), LED I LLC, a Delaware limited liability company and wholly owned subsidiary of Lane, and LED II LLC, a Delaware limited liability company and wholly owned subsidiary of Lane. Of these shares Lane has shared voting and dispositive power over 7,869,613 shares and sole voting power over the remaining 124,924 shares.
(3)	Based solely on a Schedule 13G filed with the SEC on February 13, 2006 by Ariel Capital Management, LLC. Of these shares Ariel Capital Management has sole voting power over 2,187,372 shares and sole dispositive power over 3,419,272 shares.
(4)	Based solely on a Schedule 13G filed with the SEC on February 6, 2006 by Sasco Capital, Inc. Of these shares Sasco Capital has sole voting power over 1,068,759 shares and sole dispositive power over all of the shares.
(5)	Includes 171 shares owned by Mr. Campbell through our 401(k) plan.
(6)	Includes 2,375 shares owned by Mr. Schneider’s wife.
(7)	Includes an option to acquire up to 14,000 shares of our common stock from Lane (see note 2 above) at a price of $7.00 per share, which option expires on February 27, 2008.
(8)	Includes 430 shares owned by Mr. Fenwick’s wife and an additional 321 shares held by Mr. Fenwick’s wife through a former employer’s savings plan.
(9)	Includes 275 shares owned by Mr. Chandler through our 401(k) plan.
(10)	Includes 3,945 shares owned by Mr. Rubin through our 401(k) plan.
(11)	All of these shares are owned by Mr. O’Neill through our 401(k) plan.

SUBMISSION OF STOCKHOLDER PROPOSALS AND NOMINATIONS

What governs stockholder proposals and nominations?

Our By-laws contain procedures for stockholder nomination of directors and for stockholder proposals to be presented before annual stockholder meetings.

Who can make a nomination?

According to our By-laws, any record owner of stock entitled to be voted generally in the election of directors may nominate one or more persons for election as a director at a stockholders’ meeting by delivering timely written notice to the Secretary of ACCO Brands at least 120 days prior to the annual meeting.

How do I go about making a nomination?

If you are a record owner of stock and you wish to make a nomination, you must notify the Secretary, in writing, of your intent to make a nomination. Written notice must be submitted 120 days before the annual meeting, that is, by January 24, 2007 for the 2007 Annual Meeting (assuming the 2007 Annual Meeting is held on May 24, 2007), and it must contain the information required by Rule 14A under the Exchange Act. Such information includes:

•	the names and addresses of you and any other stockholder who intends to appear in person or by proxy to make the nomination, and the name and address of the person(s) to be nominated;

•	a description of all arrangements or understandings between you and each nominee and any other person(s) (naming them) pursuant to which the nomination is to be made;

•	any other information regarding each of your proposed nominees that would be included in a proxy statement; and

•	the consent of each nominee to serve if elected.

Who can make a proposal?

According to the By-laws, a proposal or other business to be considered at the Annual Meeting of Stockholders can be made by a person who is a stockholder of record.

How do I go about making a proposal?

If you are a record owner of stock and you wish to make a proposal, you must notify the Secretary, in writing, of your intent. You must give your written notice 120 days before the annual meeting, that is, by January 24, 2007 for the 2007 Annual Meeting (assuming the 2007 Annual Meeting is held on May 24, 2007), and it must include:

•	a brief description of the business to be brought before the meeting, the reasons for conducting the business at the meeting and any material interest that you or the beneficial owners, if any, on whose behalf you are making the proposal may have in the business;

•	your name and address, and the names and addresses of the beneficial owners, if any, on whose behalf you are making the proposal, as they appear on our books; and

•	the class and number of shares of our stock that are owned beneficially and of record by you and the beneficial owners.

Stockholders who wish to have a proposal included in ACCO Brands’ Proxy Statement must comply with the applicable requirements of the Exchange Act, as well as its rules and regulations. Such stockholders also have the benefit of the rights provided by Rule 14a-8 of the Exchange Act. In order to be eligible under Rule 14a-8 for inclusion in ACCO Brands’ Proxy Statement and accompanying proxy at the next Annual Meeting of Stockholders currently scheduled to be held on May 24, 2007, stockholder proposals must be received by ACCO Brands on or before December 8, 2006.

A copy of the By-law provisions summarized above is available upon written request to Mr. Steve Rubin, Senior Vice President, General Counsel and Secretary, ACCO Brands Corporation, 300 Tower Parkway, Lincolnshire, Illinois 60069. The person presiding at the meeting is authorized to determine if a proposed matter is properly before the meeting or if a nomination is properly made.

MISCELLANEOUS

ACCO Brands will bear the expense of soliciting proxies for this meeting, including mailing costs. In addition to mailing copies of this material to stockholders, we will request that persons who hold stock in their names or custody, or in the names of nominees, for the benefit of others, to forward copies of these materials to the beneficial owners of our stock, and to request the authority to execute the proxies. In order to assure that there is sufficient representation at the meeting, our officers and regular employees will request the return of proxies by telephone, facsimile, or in person. In addition, we have retained Georgeson Shareholder to aid in soliciting proxies for a fee not to exceed $12,500 plus reasonable out-of-pocket expenses. Our total expenses will depend upon the volume of shares represented by the proxies received promptly in response to the Notice of Meeting and Proxy Statement.

Stockholders who do not intend to be present at the meeting are urged to send in their proxies without delay or vote their proxies by telephone or through the Internet. Prompt response is helpful, and your cooperation will be appreciated.

Multiple Stockholders Having the Same Address

If you and other residents at your mailing address own shares of common stock in street name, your broker or bank may have sent you a notice that your household will receive only one Annual Report and Proxy Statement for each company in which you hold stock through that broker or bank. This practice, known as “householding,” is designed to reduce our printing and postage costs. If you did not respond that you did not want to participate in householding, the broker or bank will assume that you have consented, and will send one copy of our Annual Report and Proxy Statement to your address. You may revoke your consent to householding at any time by sending your name, the name of your brokerage firm, and your account number to ADP, Householding Department, 51 Mercedes Way, Edgewood, New York 11717. The revocation of your consent to householding will be effective 30 days following its receipt. In any event, if you did not receive an individual copy of this Proxy Statement or our Annual Report, we will send a copy to you if you call Ms. Jennifer Rice, Vice President – Investor Relations at (847) 484-3020, or write her at ACCO Brands Corporation, 300 Tower Parkway, Lincolnshire, IL 60069.

If you and other residents at your mailing address are registered stockholders and you receive more than one copy of the Annual Report and Proxy Statement, but you wish to receive only one copy, you must request, in writing, that ACCO Brands eliminate these duplicate mailings. To request the elimination of duplicate copies, please write to Wells Fargo Shareowner Services, Attn: Proxy Dept., 161 N. Concord Exchange Street, St. Paul, MN 55075 or call (in the United States) 1-800-468-9716.

Other Matters

ACCO Brands knows of no other matters to be submitted to the stockholders at the meeting. If any other matters properly come before the meeting, people named in the enclosed proxy will vote the shares they represent in accordance with the recommendation of the Board of Directors.

April 7, 2006

By order of the Board of Directors

Steven Rubin

Senior Vice President, General Counsel

and Secretary

The Report of the Compensation Committee on Executive Compensation, the ACCO Brands Stock Price Performance graph, and the Report of the Audit Committee, all contained herein, shall not be deemed to be “soliciting material” or to be “filed” with the SEC or subject to Regulation 14A or 14C under the Exchange Act or to the liabilities of Section 18 of the Exchange Act. In addition, they shall not be deemed incorporated by reference by any statement that incorporates this Proxy Statement by reference into any filing under the Securities Act or the Exchange Act, except to the extent that ACCO Brands specifically incorporates this information by reference.

A copy of ACCO Brands’ Annual Report on Form 10-K as filed with the SEC for its last fiscal year, including any financial statements and financial statement schedules to the Form 10-K, will be made available to stockholders without charge, upon written request to Mr. Steve Rubin, Senior Vice President, General Counsel and Secretary, ACCO Brands Corporation, 300 Tower Parkway, Lincolnshire, Illinois 60069.

Annex A

AMENDED AND RESTATED

ACCO BRANDS CORPORATION

2005 INCENTIVE PLAN

1.	Purpose of Plan.

The purpose of this Amended and Restated 2005 Incentive Plan (formerly titled the ACCO Brands Corporation 2005 Long-Term Incentive Plan; the “Plan”) is to (i) aid ACCO Brands Corporation (“ACCO”) and its Subsidiaries (with ACCO, collectively, the “Company”) in achieving superior long-term performance through attracting, retaining and motivating the best available Key Employees and Non-Employee Directors. The Plan seeks to achieve this purpose through providing incentives linked to value creation for shareholders and achievement of certain long-term strategic and financial goals.

2.	Definitions.

As used in the Plan, the following words shall have the following meanings:

(a)    “Affiliate” and “Associate” shall have the respective meanings ascribed to such terms in Rule 12b-2 under the Exchange Act.

(b)    “Award” means an award or grant made to a Participant pursuant to the Plan including, without limitation, an award or grant of an Option, SAR, Restricted Stock, Restricted Stock Unit, Performance Award, Cash-Based Award or Other Stock-Based Award, or any combination of the foregoing.

(c)    “Board of Directors” means the Board of Directors of ACCO.

(d)    “Cash-Based Award” means an Award granted pursuant to Section 9(b).

(e)    “Cause” shall mean (x) a material breach by the Participant of those duties and responsibilities that do not differ in any material respect from the Participant’s duties and responsibilities during the ninety-day period immediately prior to an involuntary termination of employment of a Key Employee (or cessation of status as a Non-Employee Director), which breach is demonstrably willful and deliberate on the Participant’s part, is committed in bad faith or without reasonable belief that such breach is in the best interests of the Company and is not remedied in a reasonable period of time after receipt of written notice from the Committee specifying such breach, (y) the conviction of the Participant for a felony, or (z) dishonesty or willful misconduct in connection with the Participant’s employment or services resulting in material economic harm to the Company.

(f)    “Change in Control” has the meaning set forth in Section 13(b)(i).

(g)    “Code” means the Internal Revenue Code of 1986, as amended.

(h)    “Committee” means the Compensation Committee of the Board of Directors. References to the Committee under the Plan shall, for all purposes respecting Director Awards, mean exclusively the Board of Directors.

(i)    “Common Stock” means common stock, par value $.01 per share, of ACCO.

(j)    “Covered Employee” means any Key Employee who is or is reasonably expected to be a “covered employee” under Section 162(m) of the Code.

(k)    “Covered Employee Performance Objectives” has the meaning set forth in Section 8.

(l)    “Director Award” means an Award, other than an Incentive Stock Option Award, made to a Non-Employee Director pursuant to the Plan.

(m)    “Disability” has the same meaning as provided in the long-term disability plan or policy maintained by the Company for the Participant. If no long-term disability plan or policy is maintained for the Participant or, if the determination of Disability relates to an Incentive Stock Option, Disability shall mean that condition described in Section 22(e)(3) of the Code, as amended from time to time. In the event of a dispute, the determination of a Disability shall be made by the Committee and shall be supported by advice of a physician competent in the area to which the Disability relates. Subject to the approval of the Committee, a different definition of Disability may be applicable to a Participant employed outside the United States who is subject to local disability laws and programs.

(n)    “Effective Date” has the meaning set forth in Section 18.

(o)    “Exchange Act” means the Securities Exchange Act of 1934, as amended.

(p)    “Fair Market Value” means the average of the high and low sales prices of a share of Common Stock on the New York Stock Exchange, Inc. composite tape (or if Common Stock is not then traded on the New York Stock Exchange, on the stock exchange or over-the-counter market on which Common Stock is principally trading) on the date of measurement, and if there were no trades on such measurement date, on the first day on which a trade occurred next succeeding such measurement date.

(q)    “Good Reason” shall mean (x) a reduction in the Key Employee’s annual base salary or annual bonus potential (or annual fees in the case of a Non-Employee Director), from those in effect immediately prior to the Change in Control, or the Participant’s mandatory relocation to an office more than 35 miles from the primary location at which the Participant is required to perform the Participant’s duties immediately prior to the Change in Control, and which reduction or relocation is not remedied within thirty days after receipt of written notice from the Participant specifying that “Good Reason” exists for purposes of the affected Awards.

(r)    “Incentive Stock Option” means a stock option to purchase shares of Common Stock which qualifies as an incentive stock option under Section 422 of the Code.

(s)    “Key Employee” means any person, including an officer, in the employment of the Company who, in the opinion of the Committee, is or is expected to be responsible for the management, growth or protection of some part or aspect of the business of the Company or who makes, or is expected to make, a critical contribution to the Company.

(t)    “Non-Employee Director” means any member of the Board of Directors who is not an employee of ACCO or a Subsidiary.

(u)    “Nonqualified Stock Option” means a stock option to purchase shares of Common Stock which does not qualify as an Incentive Stock Option.

(v)    “Option” means an Incentive Stock Option, a Nonqualified Stock Option or an option granted pursuant to Section 16.

(w)    “Other Stock-Based Award” means an Award granted pursuant to Section 9(a).

(x)    “Participant” means a Key Employee or a Non-Employee Director who is a participant under the Plan.

(y)    “Performance Award” means an Award granted pursuant to Section 8.

(z)    “Performance Period” means the period specified with respect to a Performance Award during which specified performance criteria are to be measured.

(aa)    “Restricted Stock” means shares of Common Stock granted pursuant to Section 7 or as part of a Performance Award or an Other Stock-Based Award that is issued to a Participant subject to restrictions on transfer and such other restrictions on incidents of ownership as the Committee may determine.

(bb)    “Restricted Stock Unit” means an Award granted pursuant to Section 7 that entitles a Participant to receive at a specified future date or on the occurrence of a specified future event, payment of an amount equal to all or a portion of the Fair Market Value of a specified number of shares of Common Stock at the end of a specified period. At the time of the Award, the Committee shall determine the terms which govern the portion of the rights so payable, including, at the discretion of the Committee any employment or service period that must be completed or performance objectives that must be satisfied as a condition to payment.

(cc)    “Retirement” means (i) termination of employment on or after attaining age 55 and completion of at least five years of service with the Company, provided that Retirement shall not include termination of employment by reason of failure to maintain work performance standards, violation of Company policies or dishonesty or other misconduct prejudicial to the Company, or (ii) retirement from service as a member of the Board of Directors by a Non-Employee Director after five or more years of service as a Non-Employee Director of ACCO. For this purpose, “employment” and “service” shall include employment as an employee with, or service as a member of the Board of Directors of, any Company (or its predecessor) prior to August 17, 2005.

(dd)    “SAR” means a stock appreciation right, granted pursuant to Section 6, to elect to receive shares of Common Stock having a Fair Market Value, at the time of any exercise of such stock appreciation right, equal to the amount by which the Fair Market Value of all shares of Common Stock, whether or not subject to an Option (or part thereof) in respect of which such stock appreciation right was granted, exceeds the exercise price of said stock appreciation right, or Option (or part thereof) if awarded in connection with an Option, or, to the extent determined by the Committee at the time of grant and set forth in the Award, to receive from the Company, in lieu of such shares, the Fair Market Value in cash of such shares represented by the stock appreciation right, or to receive a combination of such shares and cash, and shall also mean a stock appreciation right granted pursuant to Section 16.

(ee)    “Subsidiary” means any corporation or entity, other than ACCO, in an unbroken chain of corporations or other entities beginning with ACCO, if each of the corporations or other entities other than the last corporation or entity in the unbroken chain owns 50% or more of the voting stock in one of the other corporations in such chain, except that with respect to Incentive Stock Options, “Subsidiary” means “subsidiary corporation” as defined in Section 424(f) of the Code.

3.	Administration of Plan.

The Plan shall be administered by the Committee whose members shall be appointed by the Board of Directors and be comprised of at least three members of the Board of Directors. The Committee may from time to time make such Awards under the Plan to such Key Employees and in such form and having such terms, conditions and limitations as the Committee may determine. The Committee may delegate to an officer the right to designate Key Employees of the Company (other than the delegate or officers of ACCO) to be granted Options and SARs and other Awards and the number of shares of Common Stock or cash subject to Options and SARs and other Awards granted to each such Key Employee, provided that the aggregate number of the Options and

SARs and other Awards so to be awarded and their terms and conditions shall be determined by the Committee. The members of the Committee shall qualify to administer the Plan for purposes of Rule 16b-3 (and any other applicable rule) promulgated under Section 16(b) of the Exchange Act, must be independent directors under the New York Stock Exchange rules and must be outside directors for purposes of Section 162(m) of the Code. The Committee may adopt its own rules of procedure, and the action of a majority of the Committee, taken at a meeting, or taken without a meeting by unanimous written consent of the members of the Committee, shall constitute action by the Committee. The Committee shall have the power and authority to administer, construe and interpret the Plan, to make rules for carrying it out and to make changes in such rules, and to correct any defect, supply any omission and reconcile any inconsistency in the Plan. The Committee’s determinations under the Plan need not be uniform and may be made by it selectively among eligible persons who receive, or are eligible to receive, Awards under the Plan, whether or not such persons are similarly situated. The Committee may delegate to ACCO employees certain administrative, reporting and other similar tasks. Notwithstanding the foregoing, Director Awards shall be granted by, and shall be administered by, the Board of Directors.

4.	Limitations and Conditions.

(a)    The total number of shares of Common Stock that may be made subject to Awards under the Plan, including Incentive Stock Options, is 4,578,000 shares (including shares authorized under the Plan prior to the Effective Date). Such total number of shares may consist, in whole or in part, of unissued shares or reacquired shares. Not more than 500,000 shares of Common Stock may be made subject to Options, and not more than 500,000 shares of Common Stock may be made subject to SARs, under the Plan annually to any Covered Employee. Not more than 500,000 shares of Common Stock may be made subject to Restricted Stock or Restricted Stock Unit Awards, that are subject to Covered Employee Performance Objectives, under the Plan annually to any Covered Employee. No Performance Award shall be granted during any Performance Period to any Covered Employee having an aggregate maximum dollar value in excess of $10,000,000 or an aggregate maximum amount of Common Stock in excess of 500,000 shares. The foregoing limitations on Option, SAR, Restricted Stock, Restricted Stock Unit and Performance Awards shall be applied in a manner consistent with the requirements of Section 162(m) of the Code. The foregoing numbers of shares may be increased or decreased by the events set forth in Section 13(a). In the event that the Company makes an acquisition or is a party to a merger or consolidation and ACCO assumes the options or other awards consistent with the purpose of this Plan of the company acquired, merged or consolidated which are administered pursuant to this Plan, shares of Common Stock subject to the assumed options or other award shall not count as part of the total number of shares of Common Stock that may be made subject to Awards under this Plan.

(b)    Any shares that have been made subject to an Award that cease to be subject to the Award (other than by reason of exercise or payment of the Award to the extent that it is settled in shares) shall again be available for award and shall not be considered as having been theretofore made subject to award. Any shares of Common Stock delivered to the Company by a Participant upon exercise of an Option in payment of all or part of the Option, or shares otherwise acquired by the Company (other than by issuing shares) from the proceeds payable to the Company from an Option exercise, or shares delivered or withheld in satisfaction of withholding taxes with respect to an Award or Director Award, shall be additional shares available for award under the Plan. Any shares subject to an SAR Award (or part thereof) that is exercised and settled by delivery of shares to the Participant shall, to the extent of the difference between the total shares exercised minus the shares delivered, be additional shares available for award under the Plan. Any shares subject to an Option Award (or part thereof) that is cancelled upon exercise of an SAR when settled wholly or partially in shares shall to the extent of such settlement in shares be treated as if the Option itself were exercised and such shares received in settlement of the SAR shall no longer be available for grant.

(c)    No Award shall be made or granted under the Plan after the tenth anniversary of the Effective Date, but the terms of Awards granted on or before the expiration thereof may extend beyond such expiration. At the time an Award is granted or amended or the terms or conditions of an Award are changed, the Committee may provide for limitations or conditions on such Award. The terms of the Plan as in effect prior to the Effective Date shall govern all awards granted under the Plan prior to the Effective Date.

(d)    No Award or portion thereof shall be transferable by the Participant otherwise than by will or by the laws of descent and distribution, except that an Option and related SAR may be transferred pursuant to a domestic relations order or by gift to a family member of the holder to the extent permitted in the applicable Award. An SAR that is granted in respect of an Option shall never be transferred except to the transferee of such Option. During the lifetime of the Participant, an Option or SAR shall be exercisable only by the Participant unless it has been transferred to an immediate family member of the holder or to a trust for the benefit of such immediate family members, in which case it shall be exercisable only by such transferee. For the purpose of this provision, a “family member” shall have the meaning set forth in the General Instructions to Form S-8 Registration Statement under the Securities Act of 1933.

(e)    No person who receives an Award under the Plan which includes shares of Common Stock or the right to acquire shares of Common Stock shall have any rights of a stockholder (i) as to shares to be delivered under an Option until, after proper exercise of the Option and such shares have been recorded on ACCO’s official stockholder records as having been issued or transferred, (ii) as to shares to be delivered following exercise of an SAR until, after proper exercise of the SAR and determination by the Committee to make payment therefor in shares, such shares shall have been recorded on ACCO’s official stockholder records as having been issued or transferred, or (iii) as to shares to be delivered pursuant to Awards of Restricted Stock or Restricted Stock Units, Performance Awards or Other Stock-Based Awards, until such shares shall have been recorded on ACCO’s official stockholder records as having been issued or transferred.

(f)    No fractional shares of Common Stock shall be issued or delivered pursuant to this Plan or any Award. The Committee shall determine whether cash, Awards or other property shall be issued or paid in lieu of fractional shares or whether such fractional shares or any rights thereto shall be forfeited or otherwise eliminated.

(g)    Nothing contained herein shall affect the authority of the Company to terminate any Key Employee’s employment at any time for any reason.

(h)    Nothing contained herein shall be deemed to create the right in any Non-Employee Director to remain a member of the Board of Directors, to be nominated for reelection or to be reelected as such or, after claiming to be such a member, to receive any Director Award under the Plan to which he or she is not already entitled with respect to any year.

(i)    An Award may provide, in the sole discretion of the Committee, for a Participant’s elective or mandatory deferral of payment thereunder pursuant to the terms and conditions of any deferred compensation plan or program adopted by ACCO (or applicable Subsidiary) and such other terms and conditions as the Committee shall determine. Any such deferral and payment of an Award thereunder, or the payment of any Award hereunder, shall be made at such time (or times) and on such basis as satisfies the provisions of Section 409A of the Code and regulations thereunder.

5.	Director Awards.

At such times as the Board may determine, the Board may, in its sole discretion, award to each Non-Employee Director, or to one or more designated Non-Employee Directors, a Director Award which may be an award of Nonqualified Stock Options (and not Incentive Stock Options), SARs, Restricted Stock, Restricted Stock Units, Performance Awards, Other Stock-Based Awards or Cash-Based Awards, or any combination thereof. The terms and conditions of the Director Award shall be provided for in the Director Award which shall be consistent with the provisions of this Plan. The Board of Directors shall have the exclusive authority to administer and interpret Director Awards and the Plan with respect to Director Awards.

6.	Awards of Options and SARs.

(a)    The terms and conditions with respect to each Award of Options to a Participant shall be consistent with the following:

(i)    The Option exercise price per share shall not be less than the Fair Market Value prevailing at the time the Option is granted.

(ii)    The Option shall be exercisable in whole or in part from time to time during the period beginning at the completion of the required employment period, or service period for a Non-Employee Director, and the satisfaction of any performance objectives as specified, in the discretion of the Committee, in the Option Award, and ending at the expiration of ten years from the date of grant of the Option, unless an earlier expiration date shall be stated in the Option Award or the Option shall cease to be exercisable pursuant to Section 6(d) or 6(e).

(iii)    The agreement evidencing the Award shall indicate whether the Option is intended to be an Incentive Stock Option or a Nonqualified Stock Option. To the extent that the aggregate Fair Market Value of shares with respect to which Incentive Stock Options are exercisable for the first time by any Key Employee during any calendar year exceeds $100,000, such Options shall be treated as Nonqualified Stock Options. The foregoing limitation shall be applied by taking Options into account in the order in which they were granted. For purposes of the foregoing, the Fair Market Value of any share of Common Stock shall be determined at the time of the Award of the Option. In the event the foregoing results in a portion of an Incentive Stock Option exceeding the $100,000 limitation, only such excess shall be treated as a Nonqualified Stock Option.

(iv)    Payment in full of the Option exercise price shall be made upon exercise of each Option and may be made in cash, by the delivery of shares of Common Stock having a Fair Market Value equal to the Option price, or by a combination of cash and such shares whose Fair Market Value together with such cash shall equal the Option price. The Committee may also permit Participants, either on a selective or aggregate basis, simultaneously to exercise Options and sell the shares of Common Stock thereby acquired pursuant to a brokerage or similar arrangement, approved in advance by the Committee, and use the proceeds from such sale as payment of the purchase price of such shares.

(b)    The Committee or its delegate authorized pursuant to Section 3, may grant, subject to the terms and conditions of the Plan, SARs either (i) at the time of grant of an Option or at any time prior to the expiration of the Option term, in respect of all or part of such Option to the Participant who has been granted the Option or (ii) as a stand-alone Award to a Participant, provided that, at the time of Award of SARs, the Participant is a Key Employee or a Non-Employee Director. The terms and conditions with respect to each Award of SARs to a Participant shall be consistent with the following:

(i)    The SAR exercise price per share shall not be less than the Fair Market Value prevailing at the time the SAR is granted.

(ii)    The SAR shall be exercisable in whole or in part from time to time during the period beginning at the completion of the required employment period, or service period for a Non-Employee Director, and the satisfaction of any performance objectives as specified, in the discretion of the Committee, in the SAR Award, and ending at the expiration of ten years from the date of grant of the SAR, unless an earlier expiration date shall be stated in the SAR Award or the SAR shall cease to be exercisable pursuant to Section 6(d) or 6(e).

(iii)    To the extent an Option is exercised in whole or in part, any SAR granted in respect of such Option (or part thereof) shall terminate and cease to be exercisable. To the extent an SAR is exercised in whole or in part, an Option (or part thereof) in respect of which such SAR was granted shall terminate and cease to be exercisable.

(iv)    An SAR granted in respect of an accompanying Option shall be exercisable only during the period in which such Option (or part thereof) is exercisable.

(v)    To the extent that an SAR may be settled in cash pursuant to the terms of the Award, the Committee shall have sole discretion to determine the form in which payment will be made following exercise of an SAR:

(A)    by payment in shares of Common Stock having a Fair Market Value equal to the cash that would otherwise be paid;

(B)    by payment in cash; or

(C)    by payment in a combination of such shares and cash.

(vi)    To the extent that any SAR that shall have become exercisable, and shall not have been exercised or thereafter cancelled or, by reason of any termination of employment of a Key Employee or cessation of service of a Non-Employee Director, become non-exercisable, the SAR shall be deemed to have been exercised automatically without any notice of exercise on the last day on which its related Option is exercisable or, if not issued in respect of an Option, the date of expiration set forth in the SAR Award, provided that any conditions or limitations on its exercise (other than (i) notice of exercise) are satisfied and the SAR shall then have value. Such exercise shall be deemed to specify that, subject to determination by the Committee as provided in Section 6(b)(v) and the SAR being authorized to be settled in cash, the holder elects to receive cash and that such exercise of an SAR shall be effective as of the time of the exercise.

(c)    The holder of an Option or SAR shall exercise the Option or SAR in whole or in part by notice to the Secretary of ACCO or his delegate, in writing on a form approved by the Committee or its delegate, in accordance with the terms of the Award. Any exercise shall be effective as of the date specified in the notice of exercise, but not earlier than the date the notice of exercise, together with, in the case of exercise of an Option, payment in full of the Option price, is actually received and in the hands of the Secretary of ACCO or his delegate (except as otherwise provided pursuant to Section 6(a)(iv)).

(d)    Except as otherwise determined by the Committee, if a Participant’s employment with the Company or a status as a Non-Employee Director ceases other than by reason of the Participant’s death, Disability or Retirement, the Participant’s Options and SARs, to the extent then exercisable, shall terminate and cease to be exercisable ninety days following the date of such termination or cessation of service. All Options and SARs that are not exercisable upon such a termination of employment or cessation of status as a Non-Employee Director shall thereupon be forfeited and terminate.

(e)    If a Participant’s employment with the Company or status as a Non-Employee Director terminates by reason of death, Disability or Retirement, the Participant’s Options and SARs shall thereupon become nonforfeitable and shall continue to be exercisable for five years following the date of death, Disability or Retirement, unless the Committee shall determine that a longer such exercise period shall apply, but not after the expiration date stated in the Option or SAR Award and shall cease to be exercisable thereafter; provided, a Nonqualified Stock Option and an SAR may be exercised within one year following the date of death even if later than such expiration date.

(f)    In the case of a Participant whose principal employer is a Subsidiary, such Participant’s employment shall be deemed to be terminated for purposes of this Section 6 as of the date on which such principal employer is no longer a Subsidiary.

(g)    Repricing of Options and SARs shall not be permitted. For this purpose, a “repricing” means any of the following (or any other action that has the same effect as any of the following): (A) changing the terms of an Option or SAR to lower its Option or SAR exercise price; (B) any other action that is treated as a “repricing” under generally accepted accounting principles or applicable shareholder approval listing requirements under the New York Stock Exchange (or any other exchange or over-the-counter market on which Common Stock is principally traded); and (C) clause (B) to the contrary notwithstanding, canceling an Option or SAR at a time when its Option or SAR price is equal to or less than the Fair Market Value of the underlying stock in exchange for another Option or SAR, restricted stock or other equity award, whether voluntary or involuntary, unless the cancellation and exchange occurs in connection with an event set forth in Section 13.

7.	Awards of Restricted Stock and Restricted Stock Units.

The terms and conditions with respect to each Award of Restricted Stock and Restricted Stock Units under the Plan shall be consistent with the following:

(a)    Restricted Stock and Restricted Stock Unit Awards shall be subject to such restrictions and, respecting Restricted Stock Unit Awards, conditions on payment, as are determined by the Committee including, but not limited to, the continued employment or service of the Participant with the Company during a period set forth in the Award and the achievement of any one or more specific performance objectives with respect to the performance of the Company (including, without limitation, Covered Employee Performance Objectives pursuant to an Award to a Covered Employee intended to satisfy Section 162(m), to which the Committee shall subsequently certify the extent to which such Award has been earned), a business unit (which may but need not be a Subsidiary) of the Company or with respect to performance of that Participant over a specified period of time. The provisions of Awards of Restricted Stock or Restricted Stock Units need not be the same with respect to each Participant.

(b)    Awards of Restricted Stock shall be registered in the name of the Participant and shall be held in book-entry form subject to ACCO’s instructions until the terms, conditions and restrictions applicable to such Award lapse. The Committee may require that, as a condition of any Award of Restricted Stock, the Participant shall have delivered a stock power, endorsed in blank, relating to the Common Stock covered by such Award. Subject to Section 4(e) and Section 11, and except as otherwise provided in this Section 7(b), the Participant shall have, with respect to shares of Restricted Stock issued to such Participant under the Plan, all of the rights of a holder of Common Stock of ACCO.

(c)    Unless otherwise provided in the Award, payment in respect of Restricted Stock Units shall be made not later than the fifteenth day of the third month of the fiscal year of the Company following the fiscal year in which the Restriction Period lapses without forfeiture of Restricted Stock Units in whole or in part. Payment may be made in cash (valued at the Fair Market Value on the date that the Award becomes payable), in Common Stock, or partly in cash and partly in Common Stock, as provided in the applicable Award.

(d)    Awards of Restricted Stock and Restricted Stock Units shall be subject to the following restrictions:

(i)    Subject to the provisions of the Plan and the applicable Restricted Stock Award, during the period established by the Committee commencing on the date of such Award and ending on the date that all restrictions under the Award lapse (the “Restriction Period”), the Participant shall not be permitted to sell, assign, transfer, pledge or otherwise encumber such shares of Restricted Stock. Upon the lapse of the Restriction Period with respect to any Restricted Stock without a forfeiture thereof (in whole or in part), ACCO’s transfer agent will be notified that the transfer of such Restricted Stock shall no longer be subject to the terms, conditions and restrictions under the Award. For the purpose of an Award of Restricted Stock Units, the “Restriction Period” shall be the period commencing on the date of the Award and ending on the date that the Award Participant satisfies all terms and conditions for which the Award becomes nonforfeitable (in whole or in part).

(ii)    Except to the extent otherwise determined by the Committee, upon termination of a Participant’s employment or service with the Company during the Restriction Period for any reason other than death, Disability, Retirement, or involuntary termination of such employment or service by the Company without Cause occurring on or after the first anniversary of the date of the Award, all shares of Restricted Stock or shares of Common Stock represented by Restricted Stock Units under the Award during the Restriction Period and that are then still subject to restriction or forfeiture shall be forfeited by the Participant and shall terminate.

(iii)    Upon termination of a Participant’s employment or service with the Company by reason of the Participant’s death or Disability, all of the shares of Restricted Stock under each such Award shall become immediately unrestricted, and all of the shares of Common Stock represented by Restricted Stock Units under each such Award shall become immediately nonforfeitable and payable, and for this purpose any performance objectives applicable to such Award shall be deemed satisfied at the target level of performance.

(iv)    Except as otherwise determined by the Committee, upon termination of a Participant’s employment or service with the Company by reason of the Participant’s Retirement, or the involuntary termination of the Participant’s employment or service by the Company without Cause occurring on or after the first anniversary of the date of the Award, a prorated portion of the shares of Restricted Stock under each such Award shall become unrestricted, and a prorated portion of the shares of Common Stock represented by Restricted Stock Units under each such Award shall become nonforfeitable and payable, with such proration to be based on the portion of the Restriction Period elapsed through the date of Retirement or involuntary termination, and for this purpose any performance objectives applicable to such Award shall be deemed satisfied at the target level of performance; as of Retirement or such involuntary termination, the remaining portion of such Award that does not become unrestricted or nonforfeitable pursuant to this Section 7(d)(iv) shall be forfeited and terminate.

8.	Performance Awards.

The terms and conditions with respect to each Performance Award under the Plan shall be consistent with the following:

(a)    Performance Awards may be granted as payable in cash, shares of Common Stock (including, without limitation, shares of Restricted Stock or Restricted Stock Units), or a combination thereof, as the Committee shall determine. The Committee shall determine the nature, length and starting date of the Performance Period for each Performance Award, which shall be at least one year, the performance objectives to be used in valuing the amount earned under Performance Awards, the range of dollar values or the number of shares of Common Stock (including, without limitation, Restricted Stock or Restricted Stock Units), or combination thereof, to be received by the Participant at the end of the Performance Period if and to the extent that the performance objectives have been achieved, and shall certify the extent to which Performance Awards have been earned. The performance objectives shall include a minimum performance standard below which no payment shall be made and a maximum performance level above which no further amount of payment shall be made. Performance Periods may overlap and Participants may participate simultaneously with respect to Performance Awards that are subject to different Performance Periods and different performance objectives. Performance objectives, and other terms of the Award, may vary from Participant to Participant and between groups of Participants, and Performance Awards to Covered Employees that are intended to satisfy Section 162(m) of the Code shall be based upon one or more of the following strategic, financial, net asset or share price performance goals: revenues; operating income; operating company contribution; cash flow; cash flow from operations; earnings before one or more of interest, taxes, depreciation and amortization; income from continuing operations; net asset turnover; net income; earnings per share; earnings per share from continuing operations; economic value added; operating margin; return on equity, assets, net assets or net tangible assets; return on invested capital; return on capital employed; return on total capital; economic profit; working capital efficiency; cost reductions; improvement in cost of goods sold; inventory sales ratio; earnings growth; revenue growth, gross margin, total return to stockholders, cost reduction or Economic value added or EVA® (net operating profit after tax minus the sum of capital multiplied by the cost of capital) (“Covered Employee Performance Objectives”), whether applicable to the Company or any relevant Subsidiary or business unit, or any combination thereof, as the Committee may deem appropriate. Unless the Committee shall otherwise provide in the Performance Award, to the extent that the performance objectives under an Award have been satisfied, the Award shall be paid no later than the fifteenth day of the third month of the fiscal year of the Company following the fiscal year in which the end of the Performance Period occurs.

(b)    The Committee may adjust the performance objectives and measurements applicable to Performance Awards to take into account changes in law and accounting and tax rules and to make such adjustments as the Committee deems necessary or appropriate to reflect the inclusion or exclusion of the impact of extraordinary or unusual items, events or circumstances, provided that no adjustment shall be made which would result in an increase in the compensation of any Covered Employee for the applicable year. The Committee also may adjust the performance objectives and measurements applicable to Performance Awards and thereby reduce the amount to be received by any Participant pursuant to such Awards if and to the extent that the Committee deems it appropriate, provided that no such reduction shall be made on or after the date of a Change in Control.

(c)    Except as otherwise determined by the Committee, if prior to the end of a Performance Period a Participant’s employment or service with the Company terminates other than by reason of the Participant’s death, Disability, Retirement, or involuntary termination of such employment or service by the Company without Cause occurring on or after the first anniversary of the date of the Award, then such Participant shall not be entitled to any payment with respect to the outstanding Performance Awards relating to such Performance Period.

(d)    If prior to the end of a Performance Period a Participant’s employment or service with the Company terminates by reason of the Participant’s death or Disability, the Participant shall be entitled to an immediate payment with respect to each outstanding Performance Award based on the deemed satisfaction of the performance objectives applicable to such Award at the target level of performance.

(e)    Except as otherwise determined by the Committee, if prior to the end of a Performance Period a Participant’s employment or service with the Company terminates by reason of the Participant’s Retirement, the Participant shall be entitled to payment with respect to each outstanding Performance Award at such time and in such amount as would have been earned and payable under such Performance Award had the Participant continued employment or service with the Company through the last day of the Performance Period. Unless the Committee shall otherwise provide in the Performance Award, to the extent that the performance objectives under an Award have been satisfied, the Award shall be paid no later than the fifteenth day of the third month of the fiscal year of the Company following the fiscal year in which the end of the Performance Period occurs.

(f)    Except as otherwise determined by the Committee, if prior to the end of a Performance Period a Participant’s employment or service with the Company terminates by reason of the Participant’s involuntary termination of employment or service by the Company without Cause occurring on or after the first anniversary of the date of the Award, the Participant shall be entitled to an immediate prorated payment with respect to each outstanding Performance Award, with such proration to be based on the portion of the Performance Period elapsed through the date of involuntary termination, and for this purpose the performance objectives applicable to such Award shall be deemed satisfied at the target level of performance; as of such involuntary termination, the portion of such Award which is not then payable pursuant to this Section 8(f) shall be forfeited and terminate.

9.	Other Stock-Based Awards and Cash-Based Awards.

(a)    The Committee may grant other Awards under the Plan to Participants pursuant to which shares of Common Stock (including, without limitation, Restricted Stock or Restricted Stock Units) are or may in the future be acquired, or Awards denominated in stock units, including Awards valued using measures other than the Fair Market Value of shares of Common Stock. Such Other Stock-Based Awards may be granted alone, in addition to or in tandem with any Award of any other type provided for grant under the Plan and shall be consistent with the purposes of the Plan.

(b)    The Committee may grant Cash-Based Awards to Participants in such amounts and upon such terms, including the satisfaction of specific performance objectives (including, Covered Employee Performance Objectives pursuant to Awards to Covered Employees intended to satisfy the provisions of Section 162(m) of the Code), as the Committee may determine. Each Cash-Based Award shall specify a payment amount or payment range, to the extent earned or otherwise payable, as determined by the Committee.

(c)    The Committee shall determine the extent to which the Participant shall be entitled to payment of an Other Stock-Based Award or Cash-Based Award upon a termination of employment or termination of service as a Non-Employee Director, which provisions reflected in an Award Agreement need not be uniform among all such Awards.

(d)    Except as otherwise determined by the Committee, any Other Stock-Based Award and Cash-Based Award that becomes payable in accordance with its terms shall be paid no later than the fifteenth day of the third month of the fiscal year of the Company following the fiscal year in which the Award becomes nonforfeitable.

10. Covered Employee Annual Incentive Awards.

(a)    The Committee may designate Covered Employees and other Key Employees to be eligible to receive an annual Award, payable in cash, Common Stock or a combination of cash and Common Stock, which shall be earned and payable based on the satisfaction of Covered Employee Performance Objectives designated by the Committee in such Award. The Covered Employee Performance Objectives shall be established by the Committee on or before the ninetieth day of the annual performance period to which such Award relates, and may include the establishment of an incentive pool to be allocable, to the extent earned, among Covered Employees and other participating Key Employees. The Award may include such other terms and conditions as the Committee determines, including, without limitation, the Covered Employee’s eligibility for a payment upon a termination of employment prior to the last day of the annual performance period or prior to the day when such Awards are paid. No Covered Employee shall receive an annual incentive Award under this Section 10 in excess of (i) 50% of any incentive pool established by the Committee hereunder and (ii) $3,000,000.

(b)    As soon as practicable after the end of the annual performance period, the Committee shall certify the amount payable to each Covered Employee pursuant to the Awards based on the attainment of the applicable Covered Employee Performance Objectives set forth in the Award (including a determination of the amount of any incentive pool). The Committee shall not have discretion to increase the amount earned and payable to a Covered Employee over the amount determined pursuant to the terms of any incentive pool and the applicable Award. The Committee shall have the authority to exercise negative discretion to reduce the amount otherwise earned and payable under any such incentive pool and the Award. Unless the Committee otherwise determines in the Award, annual incentive Awards shall be payable not later than the fifteenth day of the third month following the last day of the annual performance period.

11. Dividends; Dividend Equivalents.

(a)    Any Award under the Plan (other than Awards of Options, SARs or pursuant to Section 10) which is outstanding on a dividend record date for Common Stock may, in the discretion of the Committee earn (i) dividends in the case of Restricted Stock Awards or (ii) dividend equivalents in the case of all other such Awards in an amount equal to the cash or stock dividends or other distributions that would have been paid on the shares of Common Stock covered by such Award had such covered shares been issued and outstanding on such dividend record date.

(b)    The Committee may provide in a Restricted Stock Award that cash dividends shall be deemed paid and immediately automatically reinvested in additional shares of Common Stock which shall be treated as Restricted Stock, and dividends payable in Common Stock (or other property) shall be treated as additional shares of Restricted Stock (or other such property), subject to the same restrictions and other terms and conditions that apply to the shares under the Award with respect to which such dividends are issued.

(c)    The Committee may provide in any such Award (other than Restricted Stock Awards) that any dividend equivalents or other distributions payable with respect to the Award, while subject to any restriction or condition on payment of the Award, shall be accumulated and payment of such dividends deferred, with or without interest, and held subject to the same restrictions or conditions as the Award, and such other terms and conditions as the Committee shall determine.

(d)    The Committee shall establish such rules and procedures governing the crediting of dividend equivalents, including the timing, form of payment and payment contingencies of such dividend equivalents, as it deems are appropriate or necessary.

(e)    For purposes of Section 409A of the Code, unless the Committee shall otherwise determine, such rights to dividends and dividend equivalents shall be considered separate rights apart from the Award to which they relate.

12. Transfers and Leaves of Absence.

For purposes of the Plan: (a) a transfer of a Key Employee’s employment without an intervening period from ACCO to a Subsidiary or vice versa, or from one Subsidiary to another Subsidiary, shall not be deemed a termination of employment and such Key Employee shall be deemed to remain in the employ of the Company, and (b) a Key Employee who is granted in writing a leave of absence shall be deemed to have remained in the employ of the Company during such leave of absence; provided, for the purposes of any Incentive Stock Option, such leave of absence shall not exceed three months or, if such leave of absence exceeds three months the Key Employee’s right to reemployment thereafter is provided in accordance with applicable federal or state statute or by a contract.

13. Stock Adjustments; Change in Control; Divestitures.

(a)    In the event of any merger, consolidation, stock or other non-cash dividend, extraordinary cash dividend, split-up, spin-off, combination or exchange of shares, reorganization or recapitalization or change in capitalization, or any other similar corporate event, the Committee may make such adjustments as it deems appropriate in (i) the aggregate number of shares subject to the Plan and the number of shares that may be made subject to Awards to any individual Participant as set forth in Section 4(a) as well as the aggregate number of shares that may be made subject to any type of Award, (ii) the number and kind of shares that are subject to any Option or SAR (including any such Award outstanding after termination of employment or cessation of service as a member of the Board of Directors) and the price per share without any change in the aggregate price for such Award to be paid therefor upon exercise of such Award, (iii) the number and kind of shares of outstanding Restricted Stock, (iv) the number and kind of shares of Common Stock covered by a

Performance Award, Restricted Stock Unit Award or Other Stock-Based Award, and (v) the number of outstanding dividend equivalents. The determination by the Committee as to the terms of any of the foregoing adjustments shall be conclusive and binding.

(b)    Change in Control.

(i)    A “Change in Control” shall be deemed to have occurred if:

(A)    Any person (as that term is used in Sections 13(d) and 14(d) of the Exchange Act) is or becomes the beneficial owner (as that term is used in Section 13(d) of the Exchange Act, and the rules and regulations promulgated thereunder), of 20% or more of the combined voting power of the then outstanding voting securities entitled to vote generally in the election of directors (“Voting Securities”) of ACCO, excluding, however, any acquisition of Voting Securities: (1) directly from ACCO, other than an acquisition by virtue of the exercise of a conversion privilege unless the security being so converted was itself acquired directly from ACCO, (2) by ACCO or a Subsidiary of ACCO, (3) by an employee benefit plan (or related trust) sponsored or maintained by ACCO or entity controlled by ACCO, or (4) pursuant to a transaction that complies with clauses (1), (2) and (3) of Section 13(b)(i)(C);

(B)    Individuals who, as of the Effective Date, constitute the Board of Directors (the “Incumbent Board”) cease for any reason to constitute at least a majority of the Board of Directors, provided that any individual becoming a director subsequent to such Effective Date whose election, or nomination for election by ACCO’s stockholders, was approved by a vote of at least a majority of the directors then comprising the Incumbent Board shall be considered as though such individual were a member of the Incumbent Board, but excluding, for this purpose, any such individual whose initial assumption of office is in connection with an actual or threatened election contest relating to the election or removal of the directors of ACCO or other actual or threatened solicitation of proxies or consents by or on behalf of a person other than the ACCO Board of Directors;

(C)    ACCO shall be merged or consolidated with, or, in any transaction or series of transactions, substantially all of the business or assets of ACCO shall be sold or otherwise acquired by, another corporation or entity unless, as a result thereof, (1) the stockholders of ACCO immediately prior thereto shall beneficially own, directly or indirectly, at least 60% of the combined Voting Securities of the surviving, resulting or transferee corporation or entity (including, without limitation, a corporation that as a result of such transaction owns ACCO or all or substantially all of ACCO’s assets either directly or through one or more subsidiaries) (“Newco”) immediately thereafter in substantially the same proportions as their ownership immediately prior to such corporate transaction, (2) no person beneficially owns (as such terms are used in Sections 13(d) and 14(d) of the Exchange Act, and the rules and regulations promulgated thereunder), directly or indirectly, 20% or more, of the combined Voting Securities of Newco immediately after such corporate transaction except to the extent that such ownership of ACCO existed prior to such corporate transaction and (3) more than 50% of the members of the Board of Directors of Newco shall be Incumbent Directors; or

(D)    The stockholders of ACCO approve a complete liquidation or dissolution of ACCO.

(ii)    In the event of a Change in Control, each Option and SAR held by a Participant that is not then exercisable shall become immediately fully exercisable and shall remain exercisable as provided in Section 6; provided, Section 6 to the contrary notwithstanding, any Option or SAR outstanding after a Change of Control shall be exercisable for not less than ninety days following any termination of employment of a Key Employee or of service of a Non-Employee Director or such shorter period as corresponds to the expiration of the term of the Option or SAR under in accordance with the Award.

(iii)    Unless otherwise determined by the Committee in connection with the granting of the Award, or except to the extent that a Replacement Award is issued to the Participant in cancellation of, and exchange for, an outstanding Award (“Replaced Award”) of the same type in connection with the occurrence of a Change in Control:

(A)    All of the shares of Restricted Stock under each such Award shall become immediately unrestricted, and all of the shares of Common Stock represented by Restricted Stock Units under each such Award shall become immediately nonforfeitable and payable, and for this purpose any performance objectives applicable to such Award shall be deemed satisfied at the maximum level of performance; and

(B)    Each Participant shall be entitled to immediate payment in full of each Performance Award, and the performance objectives applicable to such Award shall be deemed satisfied at the maximum level of performance.

(iv)    An Award shall constitute a “Replacement Award” if: (A) it has a value at least equal to the value of the Replaced Award as determined by the Committee in its sole discretion; (B) it relates to publicly traded equity securities of ACCO or its successor in the Change in Control or another entity that is affiliated with ACCO or its successor following the Change in Control; and (C) its other terms and conditions are not less favorable to the Participant than the terms and conditions of the Replaced Award (including the provisions that would apply in the event of a subsequent Change of Control). Without limiting the generality of the foregoing, the Replacement Award may take the form of a continuation of the Replaced Award if the requirements of the preceding sentence are satisfied. The determination of whether an Award constitutes a “Replacement Award” shall be made by the Committee, as constituted immediately before the Change of Control, in its sole discretion.

(v)    If the employment of a Key Employee or the status of a Non-Employee Director is involuntarily terminated by the Company (or its successor) without Cause, or such employment or status is voluntarily terminated by the Participant for Good Reason, in connection with or during the two-year period after a Change in Control, Sections 13(b)(iii)(A) and 13(b)(iii)(B) thereupon shall apply to all of the Participant’s Replacement Awards.

(c)    In the case of a Key Employee whose principal employer is a Subsidiary, then such Participant’s employment shall be deemed to be terminated for purposes of Sections 7 through 9 as of the date on which such principal employer ceases to be a Subsidiary (the “Divestiture Date”) and, except to the extent otherwise determined by the Committee and set forth in the applicable Award:

(i)    A prorated portion of the shares of Restricted Stock under each such Award shall become unrestricted, and a prorated portion of the shares of Common Stock represented by Restricted Stock Units under each such Award shall become nonforfeitable and payable, with such proration to be based on the portion of the Restriction Period elapsed through the Divestiture Date, and for this purpose any performance objectives applicable to such Award shall be deemed satisfied at the target level of performance; as of the Divestiture Date, the portion of such Award which is not unrestricted or nonforfeitable, after application of this Section 13(c)(i), shall be forfeited; and

(ii)    A prorated portion of each Performance Award shall become earned and payable with such proration to be based on the portion of the Performance Period elapsed through the Divestiture Date, and for this purpose the performance objectives applicable to such Award shall be deemed satisfied at the target level of performance; as of the Divestiture Date, the portion of such Award which is not earned and payable, after application of this Section 13(c)(ii), shall be forfeited.

(d)    The provisions of Section 13(b) and 13(c) shall control over any inconsistent provision that is less favorable to Participants in Sections 6 through 9.

14. Detrimental Activity.

If a Participant engages in detrimental activity at any time (whether before or after termination of employment), any Award that has not been paid (including, without limitation, lapse of restrictions on Restricted Stock and exercise of an Option or SAR) to such Participant prior to the date such activity has been determined by the Committee to constitute detrimental activity shall be forfeited and shall never become payable. Unless otherwise provided under the Award, for purposes of this Section 14, “detrimental activity” shall mean willful, reckless or grossly negligent activity that is determined by the Committee on a case-by-case basis, to be detrimental to or destructive of the business or property of ACCO or any Subsidiary. Any such determination shall be conclusive and binding for the purposes of the Plan. Notwithstanding the foregoing, no Award shall be forfeited or become not payable by virtue of this Section 14 on or after the date of a Change in Control (as defined in Section 13(b)(i)); provided, any covenant or restriction on Participant conduct, and the consequences for a breach thereof, set forth in an Award shall control over any inconsistent forgoing provision of this Section 14.

15. Amendment and Termination.

The Board of Directors shall have the authority to amend, suspend or terminate the Plan at any time, including the authority to change the amount of the aggregate Fair Market Value of the shares subject to Incentive Stock Options first exercisable in any calendar year under Section 6 to the extent provided in Section 422, or any successor provision, of the Code. Except as otherwise provided in the Plan, the Board of Directors shall not, without approval of the stockholders of ACCO, increase the maximum number of shares authorized for the Plan, nor change the class of eligible employees to other than Key Employees, nor change the class of eligible recipients of Director Awards to other than Non-Employee Directors, nor reduce the basis upon which the minimum Option or SAR price is determined, nor amend Section 6(f), nor extend the period within which Awards under the Plan may be granted, nor provide for an Option or SAR that is exercisable more than ten years from the date it is granted except in the event of death. In the event of any such amendment, suspension or termination, the Board of Directors shall have no power to change the terms of any Award theretofore granted under the Plan so as to adversely affect the rights of a Participant without the written consent of the Participant whose rights would be affected by such change except to the extent, if any, provided in the Award.

16. Foreign Awards.

(a)    The Committee or its delegate authorized pursuant to Section 3 may grant Awards to Key Employees who are subject to the tax laws of nations other than the United States, which Awards may have terms and conditions that differ from the terms thereof as provided elsewhere in the Plan for the purpose of complying with the foreign tax laws. Awards of Options and SARs may have terms and conditions that differ from Incentive Stock Options, Nonqualified Stock Options and SARs for the purposes of complying with the foreign tax laws, provided that the Committee and not its delegate shall determine the terms and conditions thereof.

(b)    The terms and conditions of Options and SARs granted under Section 16(a) may differ from the terms and conditions which the Plan would require to be imposed upon Incentive Stock Options, Nonqualified Stock Options and SARs if the Committee determines that the grants are desirable to promote the purposes of the Plan for the Key Employees identified in Sections 16(a) and 16(b); provided that the Committee may not grant such Options or SARs that do not comply with the limitations of Section 16(a).

17. Taxes.

ACCO shall have the right to deduct from any cash payment made under the Plan any federal, state or local income or other taxes required by law to be withheld with respect to such payment. It shall be a condition to the obligation of ACCO to deliver shares upon the exercise of an Option or SAR, upon payment of a Performance Award, upon delivery of Restricted Stock or upon exercise, settlement or payment of Restricted Stock Units or any Other Stock-Based Award that the Participant pay to ACCO such amount as may be requested by ACCO for the purpose of satisfying any liability for such withholding taxes. Any Award Agreement between ACCO and a Participant that sets forth the terms, conditions and limitations applicable to an Award, may provide that the Participant may elect, in accordance with any conditions set forth in such Award to pay any withholding taxes in shares of Common Stock.

18. Effective Date.

This amendment and restatement of the Plan shall be effective on and as of the date on which it is approved by a majority of the voting stockholders of ACCO (“Effective Date”).

Annex B

ACCO Brands Corporation

Audit Committee Charter

Purpose

The purpose of the Audit Committee is to assist the Board of Directors (“Board”) in overseeing (1) the integrity of the financial statements and the financial reporting process of the Company, (2) compliance by the Company with legal and regulatory requirements, (3) independence and qualifications of the Company’s external auditors, and (4) performance of the Company’s external and internal auditors.

Membership

The Committee shall be composed of not less than three directors, each of whom meets the independence and experience requirements of the New York Stock Exchange listing rules and the independence standard set forth in Rule 10A-3 under the Securities Exchange Act of 1934. The members shall be appointed by the Board on the recommendation of the Corporate Governance and Nominating Committee.

Authority and Responsibilities

The Audit Committee shall:

Independent Auditors

•	Retain (subject to shareholder ratification) a firm of independent certified public accountants to serve as the Company’s principal independent auditors. The independent auditors are accountable to the Audit Committee which has the ultimate authority and responsibility to appoint and retain (subject to shareholder approval), evaluate and terminate the auditors.

•	Approve the scope of audit work and review the reports and recommendations of the Company’s principal independent auditors, as well as their performance of requested services.

•	Discuss with the independent auditors the matters required to be discussed by Statement on Auditing Standards number 61 including: the auditors’ responsibilities, difficulties and problems encountered in performing the audit, including any restrictions on the scope of the independent auditors’ activities or on access to requested information and management’s response.

•	Discuss with the independent auditors the annual audited financial statements and quarterly financial statements, including the Company’s disclosures under “Management’s Discussion and Analysis of Financial Condition and Results of Operations.”

•	Discuss with the auditors the auditors’ independence and obtain the letter required by the Independence Standards Board Standard No. 1 confirming the auditors’ independence.

•	Review annually a written report prepared by the independent auditors describing:

1.	the firm’s internal quality-control procedures;

2.	any material issues raised by the most recent internal quality-control review, or peer review, of the independent auditors, or by a governmental or professional authority investigation or inquiry within the past five years with respect to independent audits carried out by the auditors, along with any steps taken to deal with such issues; and

3.	all relationships between the independent auditors and the Company and how those relationships affect the auditors’ independence.

•	Approve all non-audit services performed by the independent auditors.

•	Meet separately with independent auditors (without the presence of management) on a quarterly basis.

Management

•	Discuss the following with management:

1.	the annual audited financial statements and quarterly financial statements, including the Company’s disclosures under “Management’s Discussion and Analysis of Financial Condition and Results of Operations”;

2.	major issues regarding accounting and auditing principles and practices, including all critical accounting policies;

3.	the adequacy of internal controls and procedures that are used to ensure the accuracy and completeness of the Company’s financial statements;

4.	the quarterly certifications by the Chief Executive Officer and Chief Financial Officer regarding the accuracy and completeness of the Company’s financial statements and Securities and Exchange Commission (“SEC”) reports and the adequacy of internal controls and procedures; and

5.	the Company’s press releases and conference call scripts with respect to earnings announcements, as well as financial information and earnings guidance provided to analysts and rating agencies.

•	Review the Company’s policies with respect to risk assessment and risk management. Discuss the Company’s major financial risk exposures and the steps management has taken to monitor and control such exposures.

•	Meet separately with management on a quarterly basis.

Internal Auditors

•	Review the annual internal audit plan and receive quarterly updates on the results of internal audit work.

•	Review internal audit staffing levels and qualifications, annual expense budgets, and any changes in the duties of the chief Internal Auditor.

•	Meet separately with the Chief Internal Auditor on a quarterly basis.

Other Responsibilities

•	Review the findings resulting from any examinations of the Company’s financial statements by federal regulatory agencies, including the SEC and the Internal Revenue Service.

•	Review the activities of the Corporate Compliance Committee and its annual report regarding Company-wide compliance programs.

•	Establish procedures for the receipt, retention and treatment of complaints regarding accounting, internal accounting controls, or auditing matters, including creation of mechanisms for the confidential, anonymous submission of complaints.

•	Establish hiring policies for employees or former employees of the independent auditor.

•	Retain outside legal, accounting, or other advisors as deemed appropriate by a majority of the members of the Audit Committee or the Chairman of the Audit Committee.

•	Prepare a report to be included in the Company’s annual proxy statement disclosing whether the Audit Committee has recommended to the Board that the audited financial statements be included in the Company’s form 10-K, as required by the rules of the SEC.

•	Report Committee findings to the Board on a regular basis and make such recommendations to the Board as deemed appropriate.

•	Perform such other duties in connection with the Company’s financial reporting, audit procedures and system of internal control as are requested from time to time by the Board.

•	Review and reassess the adequacy of this Charter annually, submit it to the Board for approval, and disclose in the Company’s annual proxy statement that the Committee has a written charter.

•	Annually evaluate the performance of the Audit Committee and report the results of this evaluation to the Board.

While the Audit Committee has the responsibilities and powers set forth in this Charter, management has the responsibility for the Company’s system of internal control and the financial reporting process. The independent auditors have the responsibility to conduct an independent audit in accordance with generally accepted auditing standards and to issue an opinion thereon. The Audit Committee’s responsibility is to monitor and oversee these processes.

Annex C

[Form of Proxy Card]

ACCO BRANDS CORPORATION

ANNUAL MEETING OF STOCKHOLDERS

Thursday, May 25, 2006

8:30 a.m.

Hyatt Deerfield Hotel 1750 Lake Cook Road Deerfield, IL 60015

ACCO Brands Corporation 300 Tower Parkway Lincolnshire, IL 60069	proxy

This proxy is solicited by the Board of Directors for use at the Annual Meeting on May 25, 2006.

The shares of stock you hold in your account will be voted as you specify on the reverse side.

If no choice is specified, the proxy will be voted “FOR” Items 1, 2 and 3.

By signing the proxy, you revoke all prior proxies and appoint Neal V. Fenwick and Thomas P. O’Neill, Jr. and each of them with full power of substitution, to vote your shares on the matters shown on the reverse side and any other matters which may come before the Annual Meeting and all adjournments.

See reverse for voting instructions.

COMPANY #

There are three ways to vote your Proxy

Your telephone or Internet vote authorizes the Named Proxies to vote your shares in the same manner as if you marked, signed and returned your proxy card.

VOTE BY PHONE — TOLL FREE — 1-800-560-1965 — QUICK ««« EASY ««« IMMEDIATE

•	Use any touch-tone telephone to vote your proxy 24 hours a day, 7 days a week, until 12:00 p.m. (CT) on May 24, 2006.

•	Please have your proxy card and the last four digits of your Social Security Number or Tax Identification Number available. Follow the simple instructions the voice provides you.

VOTE BY INTERNET — http://www.eproxy.com/abd/ — QUICK ««« EASY ««« IMMEDIATE

•	Use the Internet to vote your proxy 24 hours a day, 7 days a week, until 12:00 p.m. (CT) on May 24, 2006.

•	Please have your proxy card and the last four digits of your Social Security Number or Tax Identification Number available. Follow the simple instructions to obtain your records and create an electronic ballot.

VOTE BY MAIL

Mark, sign and date your proxy card and return it in the postage-paid envelope we’ve provided or return it to ACCO Brands Corporation, c/o Shareowner Services™, P.O. Box 64873, St. Paul, MN 55164-0873.

If you vote by Phone or Internet, please do not mail your Proxy Card

ò  Please detach here  ò

The Board of Directors Recommends a Vote FOR Items 1, 2 and 3.

1.	Election of Class I directors:	01 02	David D. Campbell Pierre E. Leroy	03	G. Thomas Hargrove	☐	Vote FOR all nominees (except as marked)		☐	Vote WITHHELD from all nominees

(Instructions: To withhold authority to vote for any indicated nominee, write the number(s) of the nominee(s) in the box provided to the right.)

2.	Proposal to approve the Amended and Restated ACCO Brands Corporation 2005 Incentive Plan					☐	For	☐	Against	☐	Abstain

3.	Proposal to ratify the appointment of PricewaterhouseCoopers LLP as the independent registered public accounting firm for ACCO Brands Corporation for 2006					☐	For	☐	Against	☐	Abstain

THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED AS DIRECTED OR, IF NO DIRECTION IS GIVEN, WILL BE VOTED FOR EACH PROPOSAL.

Address Change? Mark Box		☐	Indicate changes below:				Date

Signature(s) in Box
Please sign exactly as your name(s) appears on Proxy. If held in joint tenancy, all persons should sign. Trustees, administrators, etc., should include title and authority. Corporations should provide full name of corporation and title of authorized officer signing the proxy.